                                                                     Exhibit 4.3
                                                                  EXECUTION COPY

================================================================================

                                    INDENTURE

                                 by and between

                   CAPITALSOURCE COMMERCIAL LOAN TRUST 2002-2,
                                 as the Issuer,

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
            not in its individual capacity but solely in its capacity
                            as the Indenture Trustee

                          Dated as of October 30, 2002

================================================================================

CapitalSource Commercial Loan Trust 2002 - 2 Asset Backed Notes, Series 2002 - 2
              Class A, Class B, Class C, Class D and Class E Notes

                                TABLE OF CONTENTS

                                                                                                PAGE
ARTICLE I     DEFINITIONS ...................................................................     2
        Section 1.01      Definitions .......................................................     2
        Section 1.02      Rules of Construction .............................................     8
ARTICLE II    THE NOTES .....................................................................     9
        Section 2.01      Form ..............................................................     9
        Section 2.02      Execution, Authentication and Delivery ............................     9
        Section 2.03      Opinions of Counsel ...............................................    10
ARTICLE III   COVENANTS .....................................................................    10
        Section 3.01      Collection of Payments on Loans; Trust Accounts ...................    10
        Section 3.02      Maintenance of Office or Agency ...................................    11
        Section 3.03      Money for Payments To Be Held in Trust; Paying Agent ..............    11
        Section 3.04      Existence .........................................................    12
        Section 3.05      Payment of Principal and Interest .................................    13
        Section 3.06      Protection of Indenture Collateral ................................    13
        Section 3.07      Opinions as to Indenture Collateral ...............................    14
        Section 3.08      Furnishing of Rule 144A Information ...............................    14
        Section 3.09      Performance of Obligations; Sale and Servicing Agreement ..........    15
        Section 3.10      Negative Covenants ................................................    15
        Section 3.11      Annual Statement as to Compliance .................................    16
        Section 3.12      Recording of Assignments ..........................................    16
        Section 3.13      Representations and Warranties Concerning the Loans ...............    17
        Section 3.14      Indenture Trustee's Review of Loan Files ..........................    17
        Section 3.15      Indenture Collateral; Related Documents ...........................    17
        Section 3.16      Amendments to Sale and Servicing Agreement ........................    17
        Section 3.17      Servicer as Agent and Bailee of Indenture Trustee .................    18
        Section 3.18      Investment Company Act ............................................    18
        Section 3.19      Issuer May Consolidate, etc., Only on Certain Terms ...............    18
        Section 3.20      Successor or Transferee ...........................................    20
        Section 3.21      No Other Business .................................................    20
        Section 3.22      No Borrowing ......................................................    20
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                                      -i-

                                TABLE OF CONTENTS
                                  (continued)
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                                                                                                PAGE
        Section 3.23      Guarantees, Loans, Advances and Other Liabilities .................    20
        Section 3.24      Capital Expenditures ..............................................    21
        Section 3.25      Representations and Warranties of the Issuer ......................    21
        Section 3.26      Restricted Payments ...............................................    23
        Section 3.27      Notice of Events of Default .......................................    23
        Section 3.28      Further Instruments and Acts ......................................    23
        Section 3.29      Statements to Noteholders .........................................    24
        Section 3.30      Grant of Substitute Loans .........................................    24
        Section 3.31      Determination of Note Interest Rate ...............................    24
        Section 3.32      Covenants of the Issuer Relating to Hedges ........................    24
        Section 3.33      Payments from Obligor Lock-Boxes and Obligor Lock-Box
                          Accounts ..........................................................    26
        Section 3.34      [Reserved] ........................................................    27
ARTICLE IV    THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE ............................    27
        Section 4.01      The Notes .........................................................    27
        Section 4.02      Registration of Transfer and Exchange of Notes ....................    27
        Section 4.03      Mutilated, Destroyed, Lost or Stolen Notes ........................    36
        Section 4.04      Payment of Principal and Interest; Defaulted Interest .............    37
        Section 4.05      Tax Treatment .....................................................    38
        Section 4.06      Satisfaction and Discharge of Indenture ...........................    39
        Section 4.07      Application of Trust Money ........................................    39
        Section 4.08      Repayment of Moneys Held by Paying Agent ..........................    40
ARTICLE V     REMEDIES ......................................................................    40
        Section 5.01      Events of Default .................................................    40
        Section 5.02      Acceleration of Maturity; Rescission and Annulment ................    41
        Section 5.03      Collection of Indebtedness and Suits for Enforcement by
                          Indenture Trustee .................................................    42
        Section 5.04      Remedies; Priorities ..............................................    44
        Section 5.05      Optional Preservation of the Indenture Collateral .................    46
        Section 5.06      Limitation of Suits ...............................................    46

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                PAGE
        Section 5.07      Unconditional Rights of Noteholders To Receive Principal
                          and Interest ......................................................    47
        Section 5.08      Restoration of Rights and Remedies ................................    47
        Section 5.09      Rights and Remedies Cumulative ....................................    48
        Section 5.10      Delay or Omission Not a Waiver ....................................    48
        Section 5.11      Control by Noteholders ............................................    48
        Section 5.12      Waiver of Past Defaults ...........................................    49
        Section 5.13      Undertaking for Costs .............................................    50
        Section 5.14      Waiver of Stay or Extension Laws ..................................    50
        Section 5.15      Sale of Indenture Collateral ......................................    50
        Section 5.16      Action on Notes ...................................................    52
        Section 5.17      Performance and Enforcement of Certain Obligations ................    52
ARTICLE VI    THE INDENTURE TRUSTEE .........................................................    53
        Section 6.01      Duties of Indenture Trustee .......................................    53
        Section 6.02      Rights of Indenture Trustee .......................................    54
        Section 6.03      Individual Rights of Indenture Trustee ............................    55
        Section 6.04      Indenture Trustee's Disclaimer ....................................    55
        Section 6.05      Notice of Event of Default ........................................    55
        Section 6.06      Reports by Indenture Trustee to Holders ...........................    55
        Section 6.07      Compensation and Indemnity ........................................    55
        Section 6.08      Replacement of Indenture Trustee ..................................    56
        Section 6.09      Successor Indenture Trustee by Merger .............................    57
        Section 6.10      Appointment of Co-Indenture Trustee or Separate
                          Indenture Trustee .................................................    58
        Section 6.11      Eligibility; Disqualification .....................................    59
        Section 6.12      [Reserved] ........................................................    59
        Section 6.13      Representations, Warranties and Covenants of Indenture
                          Trustee ...........................................................    59
        Section 6.14      Directions to Indenture Trustee ...................................    60
        Section 6.15      Conflicts .........................................................    61
ARTICLE VII   NOTEHOLDERS' LISTS AND REPORTS ................................................    61

                                TABLE OF CONTENTS
                                   (continued)
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                                                                                                PAGE
        Section 7.01      Issuer To Furnish Indenture Trustee Names and Addresses
                          of Noteholders ....................................................    61
        Section 7.02      Preservation of Information; Communications to
                          Noteholders .......................................................    61
        Section 7.03      Fiscal Year .......................................................    62
ARTICLE VIII  TRUST ACCOUNTS, DISBURSEMENTS AND RELEASES ....................................    62
        Section 8.01      Collection of Money ...............................................    62
        Section 8.02      Trust Accounts ....................................................    62
        Section 8.03      Opinion of Counsel ................................................    63
        Section 8.04      Termination Upon Distribution to Noteholders ......................    63
        Section 8.05      Release of Indenture Collateral ...................................    63
        Section 8.06      Surrender of Notes Upon Final Payment .............................    64
ARTICLE IX    SUPPLEMENTAL INDENTURES .......................................................    64
        Section 9.01      Supplemental Indentures Without Consent of Noteholders ............    64
        Section 9.02      Supplemental Indentures With Consent of Noteholders ...............    65
        Section 9.03      Execution of Supplemental Indentures ..............................    67
        Section 9.04      Effect of Supplemental Indenture ..................................    67
        Section 9.05      [Reserved] ........................................................    67
        Section 9.06      Reference in Notes to Supplemental Indentures .....................    67
ARTICLE X     [RESERVED] ....................................................................    68
ARTICLE XI    MISCELLANEOUS .................................................................    68
        Section 11.01     Compliance Certificates and Opinions, etc .........................    68
        Section 11.02     Form of Documents Delivered to Indenture Trustee ..................    69
        Section 11.03     Acts of Noteholders ...............................................    70
        Section 11.04     Notices, etc., to Indenture Trustee and Others ....................    70
        Section 11.05     Notices to Noteholders; Waiver ....................................    71
        Section 11.06     Alternate Payment and Notice Provisions ...........................    72
        Section 11.07     [Reserved] ........................................................    72
        Section 11.08     Effect of Headings ................................................    72
        Section 11.09     Successors and Assigns ............................................    72
        Section 11.10     Severability ......................................................    72

                                TABLE OF CONTENTS
                                   (continued)
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                                                                                                PAGE
        Section 11.11     Benefits of Indenture .............................................    72
        Section 11.12     Legal Holidays ....................................................    72
        Section 11.13     GOVERNING LAW .....................................................    73
        Section 11.14     Counterparts ......................................................    73
        Section 11.15     [Reserved] ........................................................    73
        Section 11.16     Issuer Obligation .................................................    73
        Section 11.17     No Petition .......................................................    73
        Section 11.18     Inspection; Confidentiality .......................................    74
        Section 11.19     Limitation of Liability ...........................................    74
        Section 11.20     Disclaimer and Subordination ......................................    74



                                  EXHIBITS

Exhibit A-1  --  Form of Class A Note
Exhibit A-2  --  Form of Class B Note
Exhibit A-3  --  Form of Class C Note
Exhibit A-4  --  Form of Class D Note
Exhibit A-5  --  Form of Class E Note
Exhibit B    --  List of Loans
Exhibit C    --  Form of Wiring Instructions
Exhibit D-1  --  Form of Transferee Letter [Non-Rule 144A]
Exhibit D-2  --  Form of Rule 144A Certification
Exhibit E    --  Form of Transfer Certificate for Rule 144A Global Note to
                 Regulation S Global Note during Restricted Period
Exhibit F    --  Form of Transfer Certificate for Rule 144A Global Note to
                 Regulation S Global Note after Restricted Period
Exhibit G    --  Form of Transfer Certificate for Regulation S Global Note to
                 Rule 144A Global Note during Restricted Period
Exhibit H    --  Form of Transfer Certificate for Regulation S Global Note
                 during Restricted Period
Exhibit I    --  Form of Investor Certification

                                    INDENTURE

      THIS INDENTURE, dated as of October 30, 2002 (as amended, modified, restated, supplemented or waived from time to time, the "Indenture"), is by and between CAPITALSOURCE COMMERCIAL LOAN TRUST 2002-2, a Delaware statutory trust, as the issuer (together with its successors and assigns in such capacity, the "Issuer"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, not in its individual capacity but solely in its capacity as the indenture trustee (together with its successors and assigns, in such capacity, the "Indenture Trustee").

      Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's Notes and the Hedge Counterparties.

                                 GRANTING CLAUSE

      The Issuer hereby Grants to the Indenture Trustee, on behalf of and for the benefit of the Holders of the Notes and the Hedge Counterparties, without recourse, subject to the terms of this Indenture and the other Transaction Documents, a continuing security interest in and lien on all of its right, title and interest in and to all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to (i) the Loans and all other assets included or to be included from time to time in the Loan Assets, whether now existing or hereafter arising or acquired, other than the Retained Interest, if any, as it may exist from time to time, (ii) all payments under any Hedges, and
(iii) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Indenture Collateral").

      The foregoing Grant is made in trust to secure (x) the payment of principal of and interest on, and any other amounts owing in respect of, the Notes and all other sums owing by the Issuer hereunder or under any other Transaction Document or under any Hedge Transaction, and (y) to secure compliance with the covenants and agreement in this Indenture, the Hedge and the other Transaction Documents.

      The Indenture Trustee, on behalf of the Noteholders and on behalf of the Hedge Counterparties (1) acknowledges such Grant, and (2) accepts the trusts under this Indenture in accordance with this Indenture and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Noteholders and Hedge Counterparties may be adequately and effectively protected.

                                   ARTICLE I

                                   DEFINITIONS

      SECTION 1.01 DEFINITIONS.

      Certain defined terms used throughout the Indenture are defined above or in this Section 1.01. In addition, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Sale and Servicing Agreement (as defined below), which are incorporated by reference herein.

"Accredited Investors" shall have the meaning specified in Rule 501(a)(1)-(3) or (7) under the Securities Act.

"Aggregate Notional Amount" means, on any date, the aggregate notional amount in respect of the payment obligations of the relevant Hedge Counterparty that is outstanding on that date under all Hedge Transactions or any group thereof, as the context requires.

"Applicable Procedures" has the meaning given to such term in subsection 4.02(j)(i).

"Authorized Newspaper" means a newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

"Authorized Officer" means, with respect to any Person, any person who is authorized to act for such Person in matters relating to the Transaction Documents and whose action is binding upon such Person. With respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer. With respect to the Trust Depositor or the Servicer, initially those individuals the names of whom appear on the lists of Authorized Officers delivered on the Closing Date (as such list may be modified or supplemented from time to time thereafter). With respect to the Indenture Trustee, the Chairman or Vice President of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, the Cashier, any assistant cashier, any trust officer, the Controller and any assistant controller or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with particular subject.

"Beneficial Owner" means, with respect to a Note, the Person who is the beneficial owner of such Note, as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant, in accordance with the rules of such Depository), as the case may be.

"CapitalSource" means CapitalSource Finance LLC, together with its successors and assigns.

"Certificate Account" has the meaning given to such term in Section 5.01 of the Trust Agreement.

"Certificate Registrar" means initially, the Indenture Trustee, and thereafter, any successor appointed pursuant to the Trust Agreement.

"Class A Expected Maturity Date" means May 20, 2005.

"Class B Expected Maturity Date" means August 20, 2005.

"Class C Expected Maturity Date" means January 20, 2006.

"Class D Expected Maturity Date" means February 20, 2007.

"Clearstream" means Clearstream Banking, a societe anonyme, a limited liability company organized under the laws of Luxembourg.

"Corporate Trust Office" means in the case of Owner Trustee: Wilmington Trust Company, One Rodney Square North, Wilmington, Delaware 19890, Attention:
Corporate Trust Administration and in the case of the Indenture Trustee: Wells Fargo Bank Minnesota, National Association, Sixth and Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services/Asset Backed Administration, or at such other address as the Owner Trustee or the Indenture Trustee may designate from time to time by notice to the Issuer, or the principal corporate trust officer of any successor Owner Trustee or Indenture Trustee at the address designated by such successor by notice to the Issuer.

"Credit Support Provider" means, in respect of a Hedge Counterparty, any Person providing credit support on behalf of such Hedge Counterparty.

"Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

"Depository" means The Depository Trust Company or its successors or assigns.

"Depository Participant" means a Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

"Direct Participant" means any broker-dealer, bank or other financial institution for whom the nominee of the Depository holds an interest in any Note.

"DTC" means The Depository Trust Company, and its successors.

"DTC Custodian" means the Indenture Trustee as a custodian for DTC.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor legislation thereto and the regulations promulgated and the rulings issued thereunder.

"Event of Default" has the meaning given to such term in Section 5.01.

"Fixed Rate Permitted Excess Amount" means, with respect to Fixed Rate Loans, $250,000.

"Floating Prime Rate Permitted Excess Amount" means, with respect to Floating Prime Rate Loans, $250,000.

"Global Note" means any Note registered in the name of the Depository or its nominee, beneficial interests of which are reflected on the books of the Depository or on the books of a Person maintaining any account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository). The Global Note shall include the Rule 144A Global Notes and the Regulation S Global Notes.

"Grant" means to mortgage, pledge, sell, bargain, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of Indenture Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

"Hedge" means each agreement between the Issuer and a Hedge Counterparty that governs one or more Hedge Transactions, which agreement shall consist of a "Master Agreement" in a form published by the International Swaps and Derivatives Association, Inc., together with a "Schedule" and "Credit Support Annex", and each "Confirmation" thereunder confirming the specific terms of each such Hedge Transaction.

"Hedge Counterparty" means Wachovia Bank, National Association or any other Qualified Hedge Counterparty that agrees that in the event that it or its Credit Support Provider fails to maintain certain ratings as provided in the applicable Hedge, then the Hedge Counterparty shall (i) transfer all of its rights and obligations under the Hedge to a Substitute Hedge Counterparty as provided in the Hedge or (ii) post collateral, as applicable, as provided in the Hedge.

"Hedge Transactions" has the meaning given to such term in the Sale and Servicing Agreement.

"Indenture Collateral" has the meaning given to such term in the Granting
Clauses.

"Indenture Trustee" has the meaning given to such term in the Preamble.

"Indirect Participant" means any financial institution for whom any Direct Participant holds an interest in any Note.

"Individual Note" means any Note registered in the name of a holder other than the Depository or its nominee.

"Initial Purchaser" means Wachovia Securities, Inc., or any successor thereto.

"Institutional Accredited Investor" means any Person meeting the requirements of Rule 501 (a) (1)-(3) or (7) of Regulation D under the Securities Act.

"Issuer Order" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee or by the Servicer on behalf of the Issuer.

"Legal Final Maturity Date" means September 20, 2010.

"Letter of Representations" means the Letter of Representations, dated as of October 30, 2002, by and among the Issuer, the Indenture Trustee and the Depository.

"Note Register" has the meaning given to such term in subsection 4.02(a).

"Note Registrar" has the meaning given to such term in subsection 4.02(a).

"Outstanding" means as of the date of determination, all Notes theretofore executed, authenticated and delivered under the Indenture except:

            (i) Notes in exchange for or in lieu of which other Notes have been executed, authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course; and

            (ii) Notes theretofore canceled by the Note Registrar or delivered to the Indenture Trustee for cancellation.

"Owner" means each Holder of a Note.

"Owner Trustee" means Wilmington Trust Company, not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor Owner Trustee thereunder.

"Participant" means a Person that has an account with DTC.

"Paying Agent" means, with respect to the Notes, any paying agent or co - paying agent appointed pursuant to Section 3.03 of the Indenture, which initially shall be the Indenture Trustee. With respect to the Trust Certificates, any paying agent or co - paying agent appointed pursuant to Section 3.09 of the Trust Agreement which initially shall be Wells Fargo Bank Minnesota, National Association.

"Percentage Interest" means, with respect to a Class A Note, Class B Note, Class C Note, Class D Note or Class E Note, the fraction, expressed as a percentage, the numerator of which is the denomination represented by such Class A Note, Class B Note, Class C Note, Class D Note or Class E Note and the denominator of which is the Initial Class A Principal Balance, the Initial Class B Principal Balance, the Initial Class C Principal Balance, the Initial Class D Principal Balance or the Initial Class E Principal Balance, as the case may be. With respect to a Trust Certificate, the percentage set forth on the face thereof.

"Plan" has the meaning given to such term in subsection 4.02(t).

"Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

"Qualified Institutional Buyer" has the meaning given to such term in Rule 144A under the Securities Act.

"Qualified Hedge Counterparty" means a party that is a recognized dealer in interest rate swaps and interest rate caps, organized under the laws of the United States or a jurisdiction located therein (or another jurisdiction reasonably acceptable to the Issuer and each Rating Agency), that with respect to itself or its Credit Support Provider: (a) at the time it becomes a Hedge Counterparty has a short-term rating of at least "A-1" by S&P (for so long as any Class A Notes, Class B Notes or Class C Notes are deemed Outstanding hereunder and are rated by S&P), and "F-1" by Fitch (for so long as any Class A Notes, Class B Notes, Class C Notes or Class D Notes are deemed Outstanding hereunder and are rated by Fitch) and either a long-term senior unsecured debt rating of at least "Aa3" by Moody's (if such Person does not have a "P-1" short-term debt rating by Moody's) or a long-term senior unsecured debt rating of "A1" by Moody's (only if the short-term debt of such Person is rated "P-1" by Moody's) (for so long as any Class A Notes, Class B Notes or Class C Notes are deemed Outstanding hereunder and are rated by Moody's) and thereafter maintains a short-term rating of at least "A-1" by S&P (for so long as any Class A Notes, Class B Notes or Class C Notes are deemed Outstanding hereunder and are rated by S&P), and "F-2" by Fitch (for so long as any Class A Notes, Class B Notes, Class C Notes or Class D Notes are deemed Outstanding hereunder and are rated by Fitch) and either a long-term senior unsecured debt rating of at least "A1" by Moody's (if such Person does not have a "P-1" short-term debt rating by Moody's) or a long-term senior unsecured debt rating of at least "A3" by Moody's (only if the short-term debt of such Person is rated "P-1" by Moody's) (for so long as any Class A Notes, Class B Notes or Class C Notes are deemed Outstanding hereunder and are rated by Moody's); (b) legally and effectively accepts the rights and obligations under the applicable Hedge, or, as the case may be, alternate credit support arrangements pursuant to a written agreement reasonably acceptable to the Issuer and (c) in connection with a Substitute Hedge Counterparty, otherwise satisfies the Rating Agency Condition.

"Regulation S" means Regulation S under the Securities Act.

"Regulation S Global Notes" means the Notes sold in offshore transactions in reliance on Regulation S and represented by one or more Global Notes deposited with the Indenture Trustee as custodian for the Depository.

"Regulation S Investor" means, with respect to a transferee of a Regulation S Global Note pursuant to Regulation S.

"Restricted Period" means the forty (40) day period prescribed by Regulation S commencing on the later of (a) the date upon which Notes are first offered to Persons other than the Initial Purchaser and any other distributor (as such term is defined in Regulation S) of the Notes and (b) the Closing Date.

"Rule 144A Certification" means a letter substantially in the form attached to the Indenture as Exhibit D-2.

"Rule 144A Global Notes" means the Notes sold within the United States to U.S. Persons, initially issued to Qualified Institutional Buyers in the form of beneficial interests in one or more Global Notes, deposited with the Indenture Trustee as custodian for the Depository.

"Sale" has the meaning given to such term in Section 5.15.

"Sale and Servicing Agreement" means the Sale and Servicing Agreement, dated as of October 30, 2002, by and among CapitalSource Commercial Loan Trust 2002-2, as the Trust, CapitalSource Commercial Loan LLC, 2002-2, as the Trust
Depositor, CapitalSource Finance LLC, as the Originator and as the Servicer, and Wells Fargo Bank Minnesota, National Association, as the Indenture Trustee and the Backup Servicer.

"Securities Legend" "THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER REQUIREMENTS OF LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (WITHIN THE MEANING OF RULE 501 (a)(1)-(3) OR (7) UNDER THE SECURITIES ACT) PURCHASING FOR INVESTMENT AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH CASE, SUBJECT TO (A) THE RECEIPT BY THE INDENTURE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE INDENTURE AND (B) THE RECEIPT BY THE INDENTURE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE INDENTURE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER REQUIREMENTS OF LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION,
(3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (5) PURSUANT TO A VALID REGISTRATION STATEMENT. THE PURCHASE OF THIS NOTE WILL BE DEEMED A REPRESENTATION BY THE ACQUIRER THAT EITHER: (I) IT IS NOT, AND IS NOT PURCHASING THIS NOTE FOR, ON BEHALF OF OR WITH THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF ERISA

AND/OR SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE) THAT IS SUBJECT TO ANY FEDERAL, STATE, OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR (II) PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 OR SOME OTHER PROHIBITED TRANSACTION EXEMPTION IS APPLICABLE TO THE PURCHASE, HOLDING AND DISPOSITION OF THIS NOTE BY THE ACQUIRER."

"Series" means 2002 - 2.

"Servicer's Certificate" means the certificate as defined in Section 9.02 of the Sale and Servicing Agreement.

"Substitute Hedge Counterparty" means any substitute or replacement swap counterparty under a Hedge.

"Termination Price" means the price calculated in accordance with Section 10.01 of the Sale and Servicing Agreement.

"Transfer" has the meaning given to such term in subsection 4.02(r).

"Transferee Letter" means the letter set forth in Exhibit D-1 to the Indenture.

"Trust Certificate" means a certificate evidencing the beneficial interest of a Certificateholder in the Issuer, substantially in the form of Exhibit A attached to the Trust Agreement.

"Trust Company" means Wilmington Trust Company (and any successor thereto or assign thereof), in its individual capacity, and any other Person who shall act as Owner Trustee under the Trust Agreement, in its individual capacity.

"Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended from time to time, as in effect on any relevant date.

 "U.S. Person" means a person that is a citizen or resident of the United States, a corporation or partnership (except as provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided as applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as a U.S. Person).

      SECTION 1.02 RULES OF CONSTRUCTION.

      Unless the context otherwise requires:

            (i) a term has the meaning given to it;

            (ii) an accounting term not otherwise defined has the meaning given to it in accordance with generally accepted accounting principles as in effect from time to time;

            (iii) "or" is not exclusive;

            (iv) "including" means including without limitation;

            (v) words in the singular include the plural and words in the plural include the singular;

            (vi) any pronouns shall be deemed to cover all genders; and

            (vii) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified, waived or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                                    THE NOTES

      SECTION 2.01 FORM.

      The Notes, together with the Indenture Trustee's certificate of authentication, shall be in substantially the forms set forth as Exhibits A-1, A-2, A-3, A-4 and A-5 to this Indenture with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the appropriate Authorized Officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

      The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorized Officers executing such Notes, as evidenced by their execution of such Notes.

      The terms of the Notes set forth in Exhibits A-1, A-2, A-3, A-4 and A-5 are part of the terms of this Indenture.

      SECTION 2.02   EXECUTION, AUTHENTICATION AND DELIVERY.

        The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

      Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

      The Indenture Trustee shall upon receipt of an Issuer Order authenticate and deliver Class A Notes for original issue in an aggregate amount equal to the Initial Class A Principal Balance, Class B Notes for original issue in an aggregate amount equal to the Initial Class B Principal Balance, Class C Notes for original issue in an aggregate amount equal to the Initial Class C Principal Balance, Class D Notes for original issue in an aggregate amount equal to the Initial Class D Principal Balance and a Class E Note for original issue in an aggregate amount equal to the Initial Class E Principal Balance.

      Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes in the minimum initial denominations of $1,000,000 and in integral multiples of $1,000 in excess thereof; provided, however, that one Note of each Class may be issued in a different denomination.

      No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

      SECTION 2.03 OPINIONS OF COUNSEL.

      On the Closing Date, the Indenture Trustee shall have received: (i) an Opinion of Counsel, with respect to securities law matters; (ii) an Opinion of Counsel, with respect to the tax status of the arrangement created by this Indenture and the tax treatment of the Class A Notes, the Class B Notes and the Class C Notes; and (iii) an Opinion of Counsel to the Issuer, with respect to the due authorization, valid execution and delivery of this Indenture and with respect to its binding effect on the Issuer. In addition, prior to the transfer of any Class D Notes by the initial Class D Noteholder thereof, the Indenture Trustee shall have received an Opinion of Counsel regarding the treatment of such Class D Notes as debt for federal income tax purposes.

                                   ARTICLE III

                                    COVENANTS

      SECTION 3.01 COLLECTION OF PAYMENTS ON LOANS; TRUST ACCOUNTS.

      The Servicer shall establish with the Indenture Trustee and cause to be maintained each of the Trust Accounts specified in Section 7.01 of the Sale and Servicing Agreement. The Indenture Trustee shall ensure that each of the Trust Accounts is established and maintained as an Eligible Deposit Account with a Qualified Institution. If any institution with which any of the Trust Accounts established pursuant to subsection 7.01(a) of the Sale and Servicing Agreement are established ceases to be a Qualified Institution, the Servicer, or if the Servicer fails to do so, the Indenture Trustee (as the case may be) shall within ten (10) Business Days establish a replacement account at a Qualified Institution after notice of such event. The Indenture Trustee shall make all payments of principal of and interest on the Notes, subject to Section 3.03 and as provided in Section 3.05 herein from moneys on deposit in the Note Distribution Account.

      SECTION 3.02 MAINTENANCE OF OFFICE OR AGENCY.

      The Issuer will maintain with the Indenture Trustee an office or agency where, subject to satisfaction of conditions set forth herein, Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

      SECTION 3.03 MONEY FOR PAYMENTS TO BE HELD IN TRUST; PAYING AGENT.

      As provided in Section 3.01, all payments of amounts due and payable with respect to any Notes or Hedges that are to be made from amounts withdrawn from the Note Distribution Account pursuant to Section 3.01 shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the Note Distribution Account for payments of Notes or any Hedges shall be paid over to the Issuer except as provided in this Section 3.03.

      On or before the Business Day immediately preceding each Remittance Date, the Issuer shall deposit or cause to be deposited in the Note Distribution Account an aggregate sum sufficient to pay the amounts then becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee in writing of its action or failure so to act.

      The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

            (i) hold all sums held by it for the payment of amounts due with respect to the Notes or the Hedges in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

            (ii) give the Indenture Trustee notice of any default by the Issuer in the making of any payment required to be made with respect to the Notes or the Hedges;

            (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

            (iv) immediately resign as Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes or the Hedges if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

            (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes or the Hedges of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

      The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

      Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two (2) years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on an Issuer Order; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

      SECTION 3.04 EXISTENCE.

      The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Hedges, the other Transaction Documents, the Indenture Collateral and each other instrument or agreement included in the Indenture Collateral.

      SECTION 3.05 PAYMENT OF PRINCIPAL AND INTEREST.

      The Issuer will duly and punctually pay (i) the principal of and interest on the Notes in accordance with the terms of such Notes, this Indenture and the Sale and Servicing Agreement and (ii) all amounts payable under the Hedges in accordance with the terms thereof. The Issuer will cause to be distributed all amounts on deposit in the Note Distribution Account on a Remittance Date deposited therein pursuant to the Sale and Servicing Agreement for the benefit of the Notes, to the applicable Noteholders, and for the benefit of the Hedges, to the applicable Hedge Counterparties. Amounts properly withheld under the Code or any applicable state law by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

SECTION 3.06   PROTECTION OF INDENTURE COLLATERAL.

      (a) The Issuer intends the security interest Granted pursuant to this Indenture in favor of the Indenture Trustee on behalf of the Noteholders and the Hedge Counterparties to be prior to all other liens in respect of the Indenture Collateral, and the Issuer shall take or shall cause the Servicer to take all actions necessary to obtain and maintain, for the benefit of the Indenture Trustee on behalf of the Noteholders and the Hedge Counterparties, a first lien on and a first priority, perfected security interest in the Indenture Collateral. In connection therewith, pursuant to Section 2.06 of the Sale and Servicing Agreement, the Issuer shall cause to be delivered into the possession of the Indenture Trustee as pledgee hereunder, indorsed in blank, any "instruments" (within the meaning of the UCC), not constituting part of chattel paper, evidencing any Loan which is part of the Indenture Collateral and all other portions of the Loan Files. The Indenture Trustee acknowledges and agrees that (i) it holds the Loan Assets delivered to it under the Sale Agreement for the benefit of the Trust Depositor, (ii) it holds the Loan Assets delivered to it under the Sale and Servicing Agreement for the benefit of the Trust, and
(iii) it holds the Indenture Collateral delivered to it pursuant to this Indenture for the benefit of the Noteholders and the Hedge Counterparties. The Indenture Trustee agrees to maintain continuous possession of such delivered instruments and the Loan Files as pledgee hereunder until this Indenture shall have terminated in accordance with its terms or until, pursuant to the terms hereof or of the Sale and Servicing Agreement, the Indenture Trustee is otherwise authorized to release such instrument from the Indenture Collateral. The Servicer, on behalf of the Issuer, will from time to time prepare (or shall cause to be prepared), execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

            (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

            (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

            (iii) enforce any of the Loans transferred to the Issuer as and to the extent commercially reasonable; or

            (iv) preserve and defend title to the Indenture Collateral and the rights of the Indenture Trustee, the Noteholders and the Hedge Counterparties in such Indenture Collateral against the claims of all persons and parties.

      (b) Except as otherwise provided in or permitted by the Sale and Servicing Agreement or this Indenture, the Indenture Trustee shall not remove any portion of the Indenture Collateral that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to
Section 3.07 (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to subsection 3.07(a), if no Opinion of Counsel has yet been delivered pursuant to subsection 3.07(b)) unless the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

      The Issuer hereby designates the Indenture Trustee its agent and attorney -in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.06.

      SECTION 3.07 OPINIONS AS TO INDENTURE COLLATERAL.

      (a) On or before the Closing Date, the Issuer shall furnish to the Indenture Trustee and Hedge Counterparties an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the delivery of the Underlying Notes and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

      (b) On or before December 31 in each calendar year, beginning in 2002, the Servicer on behalf of the Issuer will furnish to the Indenture Trustee and Hedge Counterparties an Opinion of Counsel at the expense of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the perfection of the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such lien and security interest. Such Opinion of Counsel shall also describe any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until December 31 in the following calendar year.

      SECTION 3.08 FURNISHING OF RULE 144A INFORMATION.

      The Issuer will furnish, upon the written request of any Noteholder or of any owner of a beneficial interest therein, such information as is specified in paragraph (d)(4) of Rule 144A under the Securities Act (i) to such Noteholder or beneficial owner, (ii) to a prospective purchaser of such Note or interest therein who is a Qualified Institutional Buyer designated by such Noteholder or beneficial owner, or (iii) to the Indenture Trustee for delivery to such Noteholder, beneficial owner or prospective purchaser, in order to permit compliance by such Noteholder or beneficial owner with Rule 144A in connection with the resale of such Note or beneficial interest therein by such Noteholder or beneficial owner in reliance on Rule 144A unless, at the time of such request, the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act.

      SECTION 3.09 PERFORMANCE OF OBLIGATIONS; SALE AND SERVICING AGREEMENT.

      (a) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Transaction Documents and in the instruments and agreements included in the Indenture Collateral.

      (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, the Transaction Documents and in the instruments and agreements included in the Indenture Collateral, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer to assist the Issuer in performing its duties under this Indenture, the Transaction Documents and in the instruments and agreements included in the Indenture Collateral.

      (c) The Issuer will not take any action or permit any action to be taken by others which would release any Person from any of such Person's covenants or obligations under any of the documents relating to the Loans or under any instrument included in the Indenture Collateral, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Loans or any such instrument, except such actions as the Servicer is expressly permitted to take in the Transaction Documents.

      (d) If the Issuer shall have knowledge of the occurrence of a Servicer Default, the Issuer shall promptly notify in writing the Indenture Trustee, each Hedge Counterparty and the Rating Agencies thereof, and shall specify in such notice the action, if any, the Issuer is taking in respect of such Servicer Default. If such Servicer Default arises from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Loans, the Issuer may remedy such failure. So long as any such Servicer Default shall be continuing, the Indenture Trustee may exercise its remedies set forth in Section 8.02 of the Sale and Servicing Agreement. Unless granted or permitted by the Holders of the Notes and the Hedge Counterparties to the extent provided above, the Issuer may not waive any such Servicer Default or terminate the rights and powers of the Servicer under the Sale and Servicing Agreement.

      SECTION 3.10 NEGATIVE COVENANTS.

      So long as any Notes are Outstanding, the Issuer shall not:

            (i) except as expressly permitted by this Indenture or any other Transaction Document, sell, transfer, exchange or otherwise dispose of the Indenture Collateral, unless directed to do so by the Indenture Trustee;

            (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder or Hedge Counterparty by reason of the payment of the taxes levied or assessed upon any part of the Indenture Collateral;

            (iii) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes or Hedges under this Indenture except as may be expressly permitted hereby, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture or any other Transaction Document) to be created on or extend to or otherwise arise upon or burden the Indenture Collateral or any part thereof or any interest therein or the proceeds thereof or permit the lien of this Indenture not to constitute a valid first priority security interest in the Indenture Collateral; or

            (iv) except as contemplated in the Transaction Documents, dissolve or liquidate in whole or in part.

      SECTION 3.11 ANNUAL STATEMENT AS TO COMPLIANCE.

      The Issuer will deliver to the Indenture Trustee, the Hedge Counterparties and the Rating Agencies, within ninety (90) days after the end of each calendar year (commencing with the calendar year ending 2002), an Officer's Certificate stating, as to the Person signing such Officer's Certificate, that:

            (i) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Person's supervision or direction; and

            (ii) to the best of such Person's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been such a default in its compliance with any such condition or covenant, specifying each such default known to such Person and the nature and status thereof.

      SECTION 3.12 RECORDING OF ASSIGNMENTS.

      The Issuer shall submit or cause to be submitted for recording all Assignments of Mortgages within the time period set forth in the Sale and Servicing Agreement.

      SECTION 3.13 REPRESENTATIONS AND WARRANTIES CONCERNING THE LOANS.

      The Issuer has pledged to the Indenture Trustee for the benefit of the Noteholders and the Hedge Counterparties all of its rights under the Sale Agreement and the Sale and Servicing Agreement and the Indenture Trustee has the benefit of the representations and warranties made by the Originator and the Trust Depositor in such documents concerning the Loans transferred into the Loan Assets and the right to enforce any remedy against the Originator and the Trust Depositor provided in the Sale Agreement and the Sale and Servicing Agreement, to the same extent as though such representations and warranties were made directly to the Indenture Trustee.

      SECTION 3.14 INDENTURE TRUSTEE'S REVIEW OF LOAN FILES.

      The Indenture Trustee agrees, for the benefit of the Noteholders and the Hedge Counterparties, to review the Loan Files as provided in Section 2.08 of the Sale and Servicing Agreement.

      SECTION 3.15 INDENTURE COLLATERAL; RELATED DOCUMENTS.

      (a) When instructed to do so by the Issuer or the Servicer, the Indenture Trustee shall execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Indenture or the Sale and Servicing Agreement. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article III shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

      (b) In order to facilitate the servicing of the Loans, the Indenture Trustee authorizes the Servicer in the name and on behalf of the Indenture Trustee and the Issuer, to perform its respective duties and obligations under the Sale and Servicing Agreement and the Indenture Trustee agrees to perform its obligations thereunder in accordance with the terms thereof.

      (c) The Indenture Trustee shall, at such time as there are no Notes Outstanding and after terminating of each Hedge and payment of all amounts payable thereunder in connection with such termination, including Hedge Breakage Costs, release all of the Indenture Collateral to the Issuer (other than any cash held for the payment of the Notes or the Hedges pursuant to Section 3.03 or 4.06), subject, however, to the rights of the Indenture Trustee under Section 6.07.

      SECTION 3.16 AMENDMENTS TO SALE AND SERVICING AGREEMENT.

      The Indenture Trustee may enter into any amendment or supplement to the Sale and Servicing Agreement only in accordance with Section 13.01 of the Sale and Servicing Agreement. The Indenture Trustee may, in its reasonable discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected in any material respect.

      SECTION 3.17 SERVICER AS AGENT AND BAILEE OF INDENTURE TRUSTEE.

      (a) Solely for purposes of perfection under Section 9-313 of the UCC or other similar applicable law, rule or regulation of the state in which such property is held by the Servicer, the Indenture Trustee hereby acknowledges that the Servicer is acting as agent and bailee of the Indenture Trustee in holding amounts on deposit in the Principal and Interest Accounts pursuant to Section
7.01 of the Sale and Servicing Agreement, as well as its agent and bailee in holding any documents released to the Servicer pursuant to the Sale and Servicing Agreement, and any other items constituting a part of the Indenture Collateral which from time to time come into the possession of the Servicer. It is intended that, by the Servicer's execution and delivery of the Sale and Servicing Agreement, the Indenture Trustee, as a secured party, will be deemed to have possession of such documents, such moneys and such other items for purposes of Section 9 - 313 of the UCC of the state in which such property is held by the Servicer.

      (b) Solely for purposes of perfection under Section 9-313 of the UCC or other similar applicable law, rule or regulation of the state in which such property is held by the Indenture Trustee, if the transfer of the Loans and the other assets in the Indenture Collateral by the Trust Depositor to the Issuer is deemed to be a loan, the Indenture Trustee hereby acknowledges it is acting as agent and bailee of the Issuer in holding items constituting a part of the Indenture Collateral which from time to time come into the possession of the Indenture Trustee.

      SECTION 3.18 INVESTMENT COMPANY ACT.

      The Issuer shall not be required to register as an "investment company" under the Investment Company Act of 1940, as amended (or any successor or amendatory statute).

      SECTION 3.19 ISSUER MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

      (a) The Issuer shall not consolidate or merge with or into any other Person, unless:

            (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee and each Hedge Counterparty, in form satisfactory to the Indenture Trustee and the Hedge Counterparties, the due and punctual payment of the principal of and interest on all Notes and all amounts payable under the Hedges and the performance or observance of every agreement and covenant of this Indenture, the Hedges, the Trust Certificates and each other Transaction Document on the part of the Issuer to be performed or observed, all as provided herein and therein;

            (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

            (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

            (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee and the Hedge Counterparties) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder, any Hedge Counterparty and any Certificateholder;

            (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

            (vi) the Issuer shall have delivered to the Indenture Trustee and each Hedge Counterparty an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with.

      (b) Except as otherwise permitted hereunder or under the Transaction Documents, the Issuer shall not convey or transfer all or substantially all of its properties or assets, including those included in the Indenture Collateral, to any Person, unless:

            (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall be a United States citizen or a Person organized and existing under the laws of the United States or any state, expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee and each Hedge Counterparty, in form and substance reasonably satisfactory to the Indenture Trustee and the Hedge Counterparties, the due and punctual payment of the principal of and interest on all Notes, the amounts payable under the Hedges and each other Transaction Document, and the performance or observance of every agreement and covenant of this Indenture and the Hedges on the part of the Issuer to be performed or observed, all as provided herein, expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of the Holders of the Notes and the Hedge Counterparties, unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes;

            (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

            (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

            (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee and each Hedge Counterparty) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder, any Hedge Counterparty and any Certificateholder;

            (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

            (vi) the Issuer shall have delivered to the Indenture Trustee and each Hedge Counterparty an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with.

      SECTION 3.20 SUCCESSOR OR TRANSFEREE.

      (a) Upon any consolidation or merger of the Issuer in accordance with subsection 3.19(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

      (b) Upon a conveyance or transfer of all or substantially all of the assets and properties of the Issuer pursuant to subsection 3.19(b), the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes or the Hedges immediately upon the delivery of written notice to the Indenture Trustee stating that the Issuer is to be so released.

      SECTION 3.21 NO OTHER BUSINESS.

      The Issuer shall not engage in any business other than financing, purchasing, owning, selling, managing and enforcing the Loans in the manner contemplated by this Indenture and the Transaction Documents, issuing the Notes and the Trust Certificates and entering into and performing its obligations under the Hedges and all activities incidental thereto.

      SECTION 3.22 NO BORROWING.

      The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes, the Hedges and any other indebtedness permitted by the Transaction Documents. The proceeds from the initial sale of the Notes and the Trust Certificates shall be used exclusively to fund the Issuer's purchase of the Loans and other assets specified in the Sale and Servicing Agreement, to fund the Reserve Fund and to pay the transactional expenses of the Issuer.

      SECTION 3.23 GUARANTEES, LOANS, ADVANCES AND OTHER LIABILITIES.

      Except as contemplated by this Indenture or the other Transaction Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

      SECTION 3.24 CAPITAL EXPENDITURES.

      The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

      SECTION 3.25 REPRESENTATIONS AND WARRANTIES OF THE ISSUER.

      The Issuer represents and warrants as follows:

      (a) Power and Authority. It has full power, authority and legal right to execute, deliver and perform its obligations as Issuer under this Indenture and the Notes (the foregoing documents, the "Issuer Documents") and under each of the other Transaction Documents to which the Issuer is a party.

      (b) Due Authorization and Binding Obligation. The execution and delivery of the Issuer Documents and the Transaction Documents to which the Issuer is a party, and the consummation of the transactions provided for therein have been duly authorized by all necessary action on its part. Each of the Issuer Documents and the other Transaction Documents to which the Issuer is a party constitutes the legal, valid and binding obligation of the Issuer and is enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

      (c) No Conflict. The execution and delivery of the Issuer Documents and the other Transaction Documents to which the Issuer is a party, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof will not conflict with, result in any breach of any of the materials terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Issuer is a party or by which it or any of its property is bound.

      (d) No Violation. The execution and delivery of the Issuer Documents and the other Transaction Documents to which the Issuer is a party, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof will not conflict with or violate, in any material respect, any Requirements of Law applicable to the Issuer.

      (e) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or any Governmental Authority required in connection with the execution and delivery of the Issuer Documents and the other Transaction Documents to which the Issuer is a party, the performance of the transactions contemplated thereby and the fulfillment of the terms thereof have been obtained.

      (f) No Proceedings. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Issuer, threatened, against the Issuer or any of its respective properties or with respect to the Issuer Documents or any other Transaction Document to which the Issuer is a party that, if adversely determined, would have a material adverse effect on the business, properties, assets or condition

(financial or otherwise) of the Issuer or the transactions contemplated by the Issuer Documents or any of the other Transaction Documents to which the Issuer is a party.

      (g) Organization and Good Standing. The Issuer is a statutory trust duly organized, validly existing and in good standing under the laws of Delaware and has the requisite power to own its assets and to transact the business in which it is currently engaged, and had at all relevant times, and now has, all necessary power, authority and legal right to acquire, own and pledge the Indenture Collateral.

      (h) 1940 Act. The Issuer is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      (i) Location. The Issuer is located (within the meaning of Article 9 of the UCC) in Delaware. The Issuer agrees that it will not change its location (within the meaning of Article 9 of the UCC) without at least thirty (30) days prior written notice to the Originator, the Servicer, the Indenture Trustee and the Rating Agencies.

      (j) Security Interest in Collateral.

            (i) This Indenture creates a valid, continuing and enforceable security interest (as defined in the applicable UCC) in the Indenture Collateral in favor of the Indenture Trustee, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Issuer;

            (ii) such Indenture Collateral constitutes either a "general intangible," an "instrument," an "account," "investment property," or "chattel paper," within the meaning of the applicable UCC;

            (iii) the Issuer owns and has good and marketable title to such Indenture Collateral free and clear of any Lien (other than Permitted Liens), claim or encumbrance of any Person;

            (iv) the Issuer has received all consents and approvals required by the terms of the Indenture Collateral to the pledge of the Indenture Collateral hereunder to the Indenture Trustee;

            (v) the Issuer has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Requirements of Law in order to perfect the security interest in such Indenture Collateral granted to the Indenture Trustee under this Indenture;

            (vi) other than the security interest granted by the Issuer pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of such Indenture Collateral. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering such Indenture Collateral other than any financing statement (A) relating to the security interest granted by the Issuer under this Indenture, or (B) that has been terminated. The Issuer is not aware of the filing of any judgment or tax Lien filings against the Issuer;

            (vii) all original executed copies of each Underlying Note that constitute or evidence the Indenture Collateral have been delivered to the Indenture Trustee;

            (viii) the Issuer has received a written acknowledgment from the Indenture Trustee that the Indenture Trustee or its bailee is holding the Underlying Notes that constitute or evidence the Indenture Collateral solely on behalf of and for the benefit of the Securityholders and the Hedge Counterparties; and

            (ix) none of the Underlying Notes that constitute or evidence the Indenture Collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer and the Indenture Trustee.

      The representations and warranties in subsection 3.25(j) shall survive the termination of this Agreement and such representations and warranties may not be waived by any party hereto.

      SECTION 3.26 RESTRICTED PAYMENTS.

      The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (w) distributions to the Owner Trustee, the Trust Company and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under the Trust Agreement and the Sale and Servicing Agreement, (x) payment to the Servicer and/or Trust Depositor pursuant to the terms of the Sale and Servicing Agreement or the other Transaction Documents and (y) payments to the Indenture Trustee pursuant to terms of the Sale and Servicing Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Note Distribution Account except in accordance with this Indenture and the Transaction Documents.

      SECTION 3.27 NOTICE OF EVENTS OF DEFAULT.

      The Issuer shall give the Indenture Trustee, each Hedge Counterparty and the Rating Agencies prompt written notice of each Event of Default hereunder and under the Trust Agreement and of each Servicer Default under the Sale and Servicing Agreement.

      SECTION 3.28 FURTHER INSTRUMENTS AND ACTS.

      Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

         SECTION 3.29 STATEMENTS TO NOTEHOLDERS.


         The Indenture Trustee shall forward by mail to each Noteholder and each Hedge Counterparty the statements delivered to it pursuant to Article IX of the Sale and Servicing Agreement except for the Monthly Report. The Indenture Trustee may make available to the Noteholders, the Hedge Counterparties, the parties to the Transaction Documents and the Rating Agencies, via the Indenture Trustee's Internet website, each Monthly Report and, with the consent or at the direction of the Trust Depositor, such other information regarding the Notes and/or the Loans as the Indenture Trustee may have in its possession, but only with the use of a password provided by the Indenture Trustee or its agent to such Person upon receipt by the Indenture Trustee from such Person of a certification in the form of Exhibit I; provided, however, that the Indenture Trustee or its agent shall provide such password to the parties to the Transaction Documents, each Hedge Counterparty and the Rating Agencies without requiring such certification.

         The Indenture Trustee's Internet website shall be initially located at "www.ABSNet.net" or at such other address as shall be specified by the Indenture Trustee from time to time in writing to the Noteholders, the Hedge Counterparties, the parties to the Transaction Documents and the Rating Agencies. In connection with providing access to the Indenture Trustee's Internet website, the Indenture Trustee may (other than with respect to the parties to the Transaction Documents and the Rating Agencies) require registration and the acceptance of a disclaimer. The Indenture Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

         SECTION 3.30 GRANT OF SUBSTITUTE LOANS.


         In consideration of the delivery on each Subsequent Transfer Date pursuant to and in accordance with the terms of Section 2.04 of the Sale and Servicing Agreement, the Issuer grants to the Indenture Trustee a security interest in all of its right, title and interest in the Loans transferred on such Subsequent Transfer Date and simultaneously with the transfer of the Substitute Loans to the extent of the availability thereof, the Issuer will cause the related Loan File to be delivered to the Indenture Trustee.

         SECTION 3.31 DETERMINATION OF NOTE INTEREST RATE.


         Until the Outstanding Principal Balance of each Class of Notes has been reduced to zero, the Indenture Trustee shall determine LIBOR, the Class A Note Interest Rate, the Class B Note Interest Rate, and the Class C Note Interest Rate for each Class of Notes for each Interest Accrual Period as provided in
Section 7.06 of the Sale and Servicing Agreement and shall inform the Issuer, the Trust Depositor and the Servicer at their respective email addresses given to the Indenture Trustee in writing thereof. Any such determination by the Indenture Trustee of the amount of interest distributable on the Class A Notes, the Class B Notes and the Class C Notes shall be binding on the parties absent manifest error.

         SECTION 3.32 COVENANTS OF THE ISSUER RELATING TO HEDGES.


         (a) On each day, the Issuer shall maintain one or more Hedge Transactions, provided that each such Hedge Transaction shall:

                  (i) be entered into with a Hedge Counterparty and governed by a Hedge;

                  (ii) have a schedule of periodic payment periods which terminate not later than the date on which the Outstanding Amount of the Notes is expected to be reduced to zero based on the contractual provisions of the Loans as in effect from time to time;

                  (iii) on the Closing Date, have an amortizing notional amount such that the Aggregate Notional Amount during any current or future calculation period thereunder shall be not less than the sum of (A) the product of 100% and the Outstanding Loan Balance of the Fixed Rate Loans for the corresponding Due Period; and (B) the product of 100% and the Outstanding Loan Balance of the Floating Prime Rate Loans for the corresponding Due Period, in each case, based on the contractual provisions of the Loans as in effect on such date;

                  (iv) be maintained so that (A) the Aggregate Notional Amount of all Hedge Transactions hedging the Fixed Rate Loans for any current or future calculation period will not be greater than nor less than the Outstanding Loan Balance of the Fixed Rate Loans at the end of the corresponding Due Period by more than the Fixed Rate Permitted Excess Amount, (B) the Aggregate Notional Amount of all Hedge Transactions (excluding any interest rate cap transactions) hedging the Floating Prime Rate Loans for any current or future calculation period will not be greater than nor less than the Outstanding Loan Balance of the Floating Prime Rate Loans at the end of the corresponding Due Period by more than the Floating Prime Rate Permitted Excess Amount and (C) the Aggregate Notional Amount of all Hedge Transactions (excluding any interest rate cap transactions) under all Hedges then in effect for any current or future calculation period shall not exceed the Aggregate Outstanding Principal Balance for the corresponding Interest Accrual Period; and

                  (v) each Hedge will provide that any scheduled periodic payments required to be made by the Issuer and the Hedge Counterparty on the same date with respect to a Hedge Transaction will be netted so that only the net difference between such payments will be paid, with any net periodic payments to be paid into the Principal and Interest Account (if payable by the Hedge Counterparty) or from the Principal and Interest Account (if payable by the Issuer) and distributed pursuant to the terms of this Indenture and the Sale and Servicing Agreement.

         (b) As additional security hereunder, the Issuer hereby assigns to the Indenture Trustee, on behalf of the Noteholders and each Hedge Counterparty, all right, title and interest of the Issuer in each Hedge, each Hedge Transaction, and all present and future amounts payable by a Hedge Counterparty to the Issuer in accordance with the terms of the respective Hedge and Hedge Transaction(s) with that Hedge Counterparty ("Hedge Collateral"), and Grants a security interest to the Indenture Trustee, as agent for the Noteholders and each Hedge Counterparty, in the Hedge Collateral. The Issuer acknowledges that, as a result of that assignment, the Issuer may not, without the prior written consent of the Indenture Trustee, exercise any rights under any Hedge or Hedge Transaction, except for the Issuer's right under any Hedge to enter into Hedge Transactions in order to meet the Issuer's obligations under Section 3.32 hereof or except as otherwise contemplated in this Section 3.32 and in subsection 5.02(g) of the Sale and Servicing

Agreement. Nothing herein shall have the effect of releasing the Issuer from any of its obligations under any Hedge or any Hedge Transaction, nor be construed as requiring the consent of the Indenture Trustee, any Noteholder or any Hedge Counterparty for the performance by the Issuer of any such obligations.

         (c) The Issuer hereby agrees to maintain a register of outstanding Hedges. Such register shall contain the name of each Hedge Counterparty as well as the address of each Hedge Counterparty. The Issuer shall provide such names and addresses to the Indenture Trustee, the Backup Servicer and each Rating Agency on a current basis.

         (d) The Indenture Trustee shall, upon notice from the Issuer, establish a single, segregated trust account which shall be designated as the Hedge Counterparty Collateral Account, which shall be held in trust in the name of the Indenture Trustee for the benefit of the Noteholders and the Hedge Counterparties and over which the Trustee shall have the exclusive control and the sole right of withdrawal. The Indenture Trustee shall deposit all collateral received from a Hedge Counterparty under a Hedge in the Hedge Counterparty Collateral Account. Any and all funds at any time on deposit in, or otherwise to the credit of, the Hedge Counterparty Collateral Account shall be held in trust by the Indenture Trustee for the benefit of the Noteholders and the Hedge Counterparties. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Hedge Counterparty Collateral Account shall be upon Issuer Order (i) for application to obligations of a Hedge Counterparty to the Issuer under Hedge if such Hedge becomes subject to early termination or (ii) to return collateral to such Hedge Counterparty when and as required by such Hedge. The Trustee shall be fully protected in relying upon such Issuer Order. Each Hedge Counterparty Collateral Account shall be held in accordance with the terms of the related Hedge.

         (e) Each Hedge Agreement will provide that if at any time the Hedge Counterparty or the Hedge Counterparty's credit support provider does not have the long-term or short-term ratings required to be a Qualified Hedge Counterparty then (A) the Hedge Counterparty shall either post collateral within thirty (30) days as provided in the Credit Support Annex to the Hedge Agreement or (B) transfer (at its own cost) all of its rights and obligations under the Hedge Agreement to another Person in accordance with the terms of the Hedge Agreement; provided, however, that notwithstanding the foregoing, if the Hedge Counterparty has a long-term senior unsecured debt rating by Moody's of below "A3" or "A3" on watch or a short-term debt rating by Moody's of below "P-1" (for so long as the Class A Notes, the Class B Notes or the Class C Notes are deemed Outstanding hereunder and are rated by Moody's), the Hedge Counterparty shall transfer (at its own cost) all of its rights and obligations under the Hedge Agreements to another Person in accordance with the terms of this Agreement.

         SECTION 3.33 PAYMENTS FROM OBLIGOR LOCK-BOXES AND OBLIGOR LOCK-BOX ACCOUNTS.


         The Issuer agrees not to make, or permit to be made, any change, in the direction of, or instructions with respect to, any payments to be made by an Obligor Lock-Box Bank from any Obligor Lock-Box or any Obligor Lock-Box
Account in any manner that would diminish, impair, delay or otherwise adversely effect the timing or receipt of such payments by the Lock-Box Bank or to change the name in which an Obligor Lock-Box or Obligor Lock-Box Account is maintained without the prior written consent of the Indenture Trustee and with the consent of the Majority Noteholders and the Hedge Counterparties. The Issuer further agrees to provide the Indenture Trustee promptly, but in no case later than one (1) Business Day after the Issuer's receipt, any notice it receives that an Obligor is changing the direction of or instructions with respect to any payments from any Obligor Lock-Box or any Obligor Lock-Box Account or the name in which an Obligor Lock-Box or Obligor Lock-Box Account is maintained.

         SECTION 3.34 [RESERVED].

                                   ARTICLE IV

               THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE

         SECTION 4.01 THE NOTES.


         Certain of the Class A Notes, the Class B Notes and the Class C Notes shall be registered initially in the name of Cede & Co. Beneficial Owners will hold interests in the Class A Notes, the Class B Notes and the Class C Notes through the book-entry facilities of the Depository in minimum denominations of $1,000,000 and integral multiples of $1,000 in excess thereof. Subject to subsections 4.02(b), (p), (q) and (r), the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Note shall be issued in such names and denominations as may be set forth on an Issuer Order delivered to the Indenture Trustee.

         The Notes shall, on original issue, be executed on behalf of the Issuer by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated by the Note Registrar and delivered by the Indenture Trustee to or upon the order of the Issuer.

         SECTION 4.02 REGISTRATION OF TRANSFER AND EXCHANGE OF NOTES.


         (a) The Indenture Trustee shall cause to be kept a Note Register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers and exchanges of Notes as herein provided. The Indenture Trustee shall be "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. The Note Register shall contain the name, remittance instructions, Class of each Noteholder, as well as the Series and the number in the Series.

         (b) Each Class of Notes shall be issued in minimum denominations of $1,000,000 initial principal amount and integral multiples of $1,000 in excess thereof, except that one Note of each Class may be in a different denomination so that the sum of the denominations of all outstanding Notes of such Class shall equal the applicable Initial Class A Principal Balance, the Initial Class B Principal Balance, the Initial Class C Principal Balance, the Initial Class D Principal Balance and the Initial Class E Principal Balance, respectively. On the Closing Date, the Indenture Trustee will execute and authenticate (i) one or more Global Notes and/or (ii) Individual Notes all in an aggregate principal amount that shall equal the applicable Initial Class A Principal Balance, the applicable Initial Class B Principal Balance, the applicable Initial Class C Principal Balance, the applicable Initial Class D Principal Balance and the applicable Initial Class E Principal Balance.

         The Global Notes (i) shall be delivered by the Issuer to the Depository or, pursuant to the Depository's instructions, shall be delivered by the Issuer on behalf of the Depository to and deposited with the DTC Custodian, and in each case shall be registered in the name of Cede & Co. and (ii) with respect to the Rule 144A Global Notes, shall bear a legend substantially to the following effect:

                  "Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Note Registrar or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

         The Global Notes may be deposited with such other Depository as the Issuer may from time to time designate, and shall bear such legend as may be appropriate; provided, that, such successor Depository maintains a book-entry system that qualifies to be treated as "registered form" under Section 163(f)(3) of the Code.

         The Issuer and the Indenture Trustee are hereby authorized to execute and deliver a Letter of Representations with the Depository relating to the Notes.

         (c) With respect to Notes registered in the Note Register in the name of Cede & Co., as nominee of the Depository, the Issuer, the Servicer, the Owner Trustee (as such and in its individual capacity) and the Indenture Trustee shall have no responsibility or obligation to Direct or Indirect Participants or Beneficial Owners for which the Depository holds Notes from time to time as a Depository. Without limiting the immediately preceding sentence, the Issuer, the Servicer, the Owner Trustee, (as such and in its individual capacity), and the Indenture Trustee shall have no responsibility or obligation with respect to (a) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to the ownership interest in the Notes, (b) the delivery to any Direct or Indirect Participant or any other Person, other than a registered Holder of a Note, (c) the payment to any Direct or Indirect Participant or any other Person, other than a registered Holder of a Note as shown in the Note Register, of any amount with respect to any distribution of principal or interest on the Notes or (d) the making of book - entry transfers among Participants of the Depository with respect to Notes registered in the Note Register in the name of the nominee of the Depository. No Person other than a registered Holder of a Note as shown in the Note Register shall receive a Note evidencing such Note.

         (d) Upon delivery by the Depository to the Indenture Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of distributions by the mailing of checks or drafts to the registered Holders of Notes appearing as registered Owners in the Note Register on a Record Date, the name "Cede & Co." in this Indenture shall refer to such new nominee of the Depository.

         (e) In the event that (i) the Depository or the Servicer advises the Indenture Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Global Notes and the Servicer is unable to locate a qualified successor or (ii) the Servicer at its sole option elects to terminate the book - entry system through the Depository, the Global Notes shall no longer be restricted to being registered in the Note Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Servicer may determine that the Global Notes shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Servicer, or such depository's agent or designee but, if the Servicer does not select such alternative global book-entry system, then upon surrender to the Note Registrar of the Global Notes by the Depository, accompanied by the registration instructions from the Depository for registration, the Indenture Trustee shall at the Servicer's expense authenticate Individual Notes. Neither the Servicer nor the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Individual Notes, the Indenture Trustee, the Note Registrar, the Servicer, any Paying Agent and the Issuer shall recognize the Holders of the Individual Notes as Noteholders hereunder.

         (f) Notwithstanding any other provision of this Agreement to the contrary, so long as any Global Notes are registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal and interest on such Global Notes and all notices with respect to such Global Notes shall be made and given, respectively, in the manner provided in the Letter of Representations.

         (g) Subject to the preceding paragraphs, upon surrender for registration of transfer of any Note at the office of the Note Registrar and, upon satisfaction of the conditions set forth below, the Issuer shall execute in the name of the designated transferee or transferees, a new Note or Notes of the same Percentage Interest and dated the date of authentication by the Indenture Trustee. The Note Registrar shall notify the Servicer and the Indenture Trustee of any such transfer.

         At the option of the Noteholders, Notes may be exchanged for other Notes in authorized denominations of a like Class, upon surrender of the Notes to be exchanged at such office. Whenever any Notes are so surrendered for exchange, the Issuer shall execute the Notes which the Noteholder making the exchange is entitled to receive. Every Note presented or surrendered for transfer or exchange shall be accompanied by wiring instructions, if applicable, in the form of Exhibit C.

         (h) No service charge shall be made for any transfer or exchange of Notes, but prior to transfer the Note Registrar may require payment by the transferor of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Notes.

         All Notes surrendered for payment, transfer and exchange or redemption shall be marked canceled by the Note Registrar and retained for one year and destroyed thereafter.

         (i) By acceptance of an Individual Note, whether upon original issuance or subsequent transfer, each holder of such a Note acknowledges the restrictions on the transfer of such Note set forth in the Securities Legend and agrees that it will transfer such a Note only as provided herein. In addition to the provisions of subsection 4.02(n) the following restrictions shall apply with respect to the transfer and registration of transfer of an Individual Note to a transferee that takes delivery in the form of an Individual Note:

                  (i) The Note Registrar shall register the transfer of an Individual Note if the requested transfer is being made to a transferee who has provided the Note Registrar with a Rule 144A Certification; or

                  (ii) The Note Registrar shall register the transfer of any Individual Note if (x) the transferor has advised the Note Registrar in writing that the Note is being transferred to an Institutional Accredited Investor; and (y) prior to the transfer the transferee furnishes to the Note Registrar a Transferee Letter; provided, that, if based upon an Opinion of Counsel to the effect that the delivery of (x) and (y) above are not sufficient to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws, the Note Registrar may as a condition of the registration of any such transfer require the transferor to furnish other certifications, legal opinions or other information prior to registering the transfer of an Individual Note.

         (j) Subject to subsection 4.02(n), so long as a Global Note remains outstanding and is held by or on behalf of the Depository, transfers of beneficial interests in the Global Note, or transfers by holders of Individual Notes to transferees that take delivery in the form of beneficial interests in the Global Note, may be made only in accordance with this subsection 4.02(j) and in accordance with the rules of the Depository.

                           (i) Rule 144A Global Note to Regulation S Global Note
                  During the Restricted Period. If, during the Restricted Period, a Beneficial Owner of an interest in a Rule 144A Global Note wishes at any time to transfer its beneficial interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, such Beneficial Owner may, in addition to complying with all applicable rules and procedures of the Depository and Clearstream or Euroclear applicable to transfers by their respective participants (the "Applicable Procedures"), transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Global Note only upon compliance with the provisions of this subsection 4.02(j)(i). Upon receipt by the Note Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Note Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Regulation S Global Note in an amount equal to the denomination of the beneficial interest in the Rule 144A Global Note to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Depository Participant to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit E hereto given by the Beneficial Owner that is transferring such interest, the Note Registrar shall instruct the Depository to reduce the denomination of the Rule 144A Global Note by the denomination of the beneficial interest in the Rule 144A Global Note to be so transferred and, concurrently with such reduction, to increase the denomination of the Regulation S Global Note by the denomination of the beneficial interest in the Rule 144A Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Global Note having a denomination equal to the amount by which the denomination of the Rule 144A Global Note was reduced upon such transfer.

                           (ii) Rule 144A Global Note to Regulation S Global
                  Note After the Restricted Period. If, after the Restricted Period, a Beneficial Owner of an interest in a Rule 144A Global Note wishes at any time to transfer its beneficial interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in a Regulation S Global Note only upon compliance with the provisions of this subsection 4.02(j)(ii). Upon receipt by the Note Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Note Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Regulation S Global Note in an amount equal to the denomination of the beneficial interest in the Rule 144A Global Note to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant (and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Depository Participant to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit F hereto given by the Beneficial Owner that is transferring such interest, the Note Registrar shall instruct the Depository to reduce the denomination of the Rule 144A Global Note by the aggregate denomination of the beneficial interest in the Rule 144A Global Note to be so transferred and, concurrently with such reduction, to increase the denomination of the Regulation S Global Note by the aggregate denomination of the beneficial interest in the Rule 144A Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Global Note having a denomination equal to the amount by which the denomination of the Rule 144A Global Note was reduced upon such transfer.

                           (iii) Regulation S Global Note to Rule 144A Global
                  Note. If the Beneficial Owner of an interest in a Regulation S Global Note wishes at any time to transfer its beneficial interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Global Note, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Rule 144A Global Note only upon compliance with the provisions of this subsection 4.02(j)(iii). Upon receipt by the Note Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Note Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Rule 144A Global Note in an amount equal to the denomination of the beneficial interest in the Regulation S Global Note to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant to be credited with, and the account of the Depository Participant (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for such beneficial interest, and (3) with respect to a transfer of a beneficial interest in the Regulation S Global Note for a beneficial interest in the related Rule 144A Global Note (i) during the Restricted Period, a certificate in the form of Exhibit G hereto given by the Beneficial Owner, or (ii) after the Restricted Period, a Rule 144A Certification from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Note Registrar shall instruct the Depository to reduce the denomination of the Regulation S Global Note by the denomination of the beneficial interest in the Regulation S Global Note to be transferred, and, concurrently with such reduction, to increase the denomination of the Rule 144A Global Note by the aggregate denomination of the beneficial interest in the Regulation S Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Rule 144A Global Note having a denomination equal to the amount by which the denomination of the Regulation S Global Note was reduced upon such transfer.

                           (iv) Transfers Within Regulation S Global Notes
                  During Restricted Period. If, during the Restricted Period, the Beneficial Owner of an interest in a Regulation S Global Note wishes at any time to transfer its beneficial interest in such Trust Certificate to a Person who wishes to take delivery thereof in the form of a Regulation S Global Note, such Beneficial Owner may transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Global Note only upon compliance with the provisions of this subsection 4.02(j)(iv) and all Applicable Procedures. Upon receipt by the Note Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Note Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in such Regulation S Global Note in an amount equal to the denomination of the beneficial interest to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant to be credited with, and the account of the Depository Participant (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for, such beneficial interest and (3) a certificate in the form of Exhibit H hereto given by the transferee, the Note Registrar shall instruct the Depository to credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may

                  be) a beneficial interest in the Regulation S Global Note having a denomination equal to the amount specified in such instructions by which the account to be debited was reduced upon such transfer. The Note Registrar shall not be required to monitor compliance by Beneficial Owners of the provisions of this subsection 4.02(j)(iv).

         (k) Any and all transfers from a Global Note to a transferee wishing to take delivery in the form of an Individual Note will require the transferee to take delivery subject to the restrictions on the transfer of such Individual Note described on the face of such Note, and such transferee agrees that it will transfer such Individual Note only as provided therein and herein. No such transfer shall be made and the Note Registrar shall not register any such transfer unless such transfer is made in accordance with this subsection 4.02(k).

                  (i) Transfers of a beneficial interest in a Global Note to an Institutional Accredited Investor will require delivery of such Note to the transferee in the form of an Individual Note and the Note Registrar shall register such transfer only if prior to the transfer such transferee furnishes to the Note Registrar (1) a Transferee Letter to the effect that the transfer is being made to an Institutional Accredited Investor in accordance with an applicable exemption under the Securities Act, and (2) an Opinion of Counsel acceptable to the Indenture Trustee that such transfer is in compliance with the Securities Act.

                  (ii) Transfers of a beneficial interest in a Global Note to a Qualified Institutional Buyer or a Regulation S Investor wishing to take delivery in the form of an Individual Note will be registered by the Note Registrar only upon compliance with the provisions of subsection 4.02(j) and if the Note Registrar is provided with a Rule 144A Certification or a Regulation S Transfer Certificate, as applicable.

                  (iii) Notwithstanding the foregoing, no transfer of a beneficial interest in a Regulation S Global Note to an Individual Note pursuant to subparagraph (B) above shall be made prior to the expiration of the Restricted Period and compliance with the certification requirements of Rule 903(b)(3)(ii)(B) under the Securities Act. Upon acceptance for exchange or transfer of a beneficial interest in a Global Note for an Individual Note, as provided herein, the Note Registrar shall endorse on the schedule affixed to the related Global Note Registrar (or on a continuation of such schedule affixed to such Global Note Registrar and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the denomination of such Global Note Registrar equal to the denomination of such Individual Note Registrar issued in exchange therefor or upon transfer thereof. Unless determined otherwise by the Company in accordance with applicable law, an Individual Note Registrar issued upon transfer of or exchange for a beneficial interest in the Global Note Registrar shall bear the Securities Legend.

         (l) Transfers of Individual Note to the Global Notes. If a Holder of an Individual Note wishes at any time to transfer such Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Note or the related Rule 144A Global Note, such transfer may be effected only in accordance with the Applicable Procedures, and this subsection 4.02(l). Upon receipt by the Note Registrar at the Corporate Trust Office of

(1) the Individual Note to be transferred with an assignment and transfer, (2) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Note Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in such Regulation S Global Note or such Rule 144A Global Note, as the case may be, in an amount equal to the denomination of the Individual Note to be so transferred, (3) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant (and, in the case of any transfer pursuant to Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with such beneficial interest, and (4) (x) if delivery is to be taken in the form of a beneficial interest in the Regulation S Global Note, a Regulation S Transfer Note from the transferor or (y) a Transferee Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, if delivery is to be taken in the form of a beneficial interest in the Rule 144A Global Note, the Note Registrar shall cancel such Individual Note, execute and deliver a new Individual Note for the denomination of the Individual Note not so transferred, registered in the name of the Holder, and the Note Registrar shall instruct the Depository to increase the denomination of the Regulation S Global Note or the Rule 144A Global Note, as the case may be, by the denomination of the Individual Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who, in the case of any increase in the Regulation S Global Note during the Restricted Period, shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a corresponding denomination of the Rule 144A Global Note or the Regulation S Global Note, as the case may be.

         It is the intent of the foregoing that under no circumstances may an Institutional Accredited Investor that is not a Qualified Institutional Buyer take delivery in the form of a beneficial interest in a Global Note.

         (m) An exchange of a beneficial interest in a Global Note for an Individual Note or Notes, an exchange of an Individual Note or Notes for a beneficial interest in a Global Note and an exchange of an Individual Note or Notes for another Individual Note or Notes (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and in the case of the Global Notes, so long as the Global Notes remain outstanding and are held by or on behalf of the Depository), may be made only in accordance with this Section
4.02 and in accordance with the rules of the Depository and Applicable
Procedures.

         (n) (i) Upon acceptance for exchange or transfer of an Individual Note for a beneficial interest in the Global Note as provided herein, the Note Registrar shall cancel such Individual Note and shall (or shall request the Depository to) endorse on the schedule affixed to the applicable Global Note (or on a continuation of such schedule affixed to the Global Note and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and an increase in the Note balance of the Global Note equal to the Note balance of such Individual Note exchanged or transferred therefor.

                  (ii) Upon acceptance for exchange or transfer of a beneficial interest in the Global Note for an Individual Note as provided herein, the Note Registrar shall (or shall request the Depository to) endorse on the schedule affixed to the Global Note (or on a continuation of such schedule affixed to the Global Note and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Note balance of the Global Note equal to the Note balance of such Individual Note issued in exchange therefor or upon transfer thereof.

         (o) The Securities Legend shall be placed on any Individual Note issued in exchange for or upon transfer of another Individual Note or of a beneficial interest in the Global Note.

         (p) Subject to the restrictions on transfer and exchange set forth in this Section 4.02, the holder of any Individual Note may transfer or exchange the same in whole or in part (in an initial Note balance equal to the minimum authorized denomination of $1,000,000 or any integral multiple of $1,000 in excess thereof) by surrendering such Note at the Corporate Trust Office, or at the office of any transfer agent, together with an executed instrument of assignment and transfer satisfactory in form and substance to the Note Registrar in the case of transfer and a written request for exchange in the case of exchange. The holder of a beneficial interest in a Global Note may, subject to the rules and procedures of the Depository, cause the Depository (or its nominee) to notify the Note Registrar in writing of a request for transfer or exchange of such beneficial interest for an Individual Note or Notes. Following a proper request for transfer or exchange, the Note Registrar shall, within five
(5) Business Days of such request made at such Corporate Trust Office, cause the Indenture Trustee to authenticate and the Note Registrar to deliver at such Corporate Trust Office, to the transferee (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, an Individual Note or Notes, as the case may require, for a like aggregate Percentage Interest and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Individual Note shall not be valid unless made at the Corporate Trust Office by the registered holder in person, or by a duly authorized attorney-in-fact.

         (q) No transfer of any Note shall be made unless such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with said Act and laws. No transfer of any Note shall be made if such transfer would require the Issuer to register as an "investment company" under the Investment Company Act. In the event of any such transfer, unless such transfer is made in reliance upon Rule 144A under the Securities Act or Regulation S under the Securities Act, (i) the Indenture Trustee may require a written Opinion of Counsel acceptable to and in form and substance reasonably satisfactory to the Indenture Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Indenture Trustee, the Issuer, or the Servicer and (ii) the Indenture Trustee shall require the transferee to execute a Transferee Letter certifying to the Issuer and the Indenture Trustee the facts surrounding such transfer, which Transferee Letter shall not be an expense of the Indenture Trustee, the Issuer or the Servicer. The holder of a Note desiring to effect such transfer shall, and by accepting a Note and the benefits of this Indenture does hereby agree to, indemnify the Indenture Trustee, the Issuer, the Servicer and the Initial Purchaser against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. None of the Issuer, the Indenture Trustee, the Trust Depositor or the Initial Purchaser intends or is obligated to register or qualify any Note under the Securities Act or any state securities laws.

         (r) Notwithstanding any other provision of this Agreement to the contrary, on the Closing Date, the Indenture Trustee shall authenticate in the name of, and deliver to, the Trust Depositor, the Class D Note and the Class E Note each in the form of a single Individual Note in an aggregate principal amount equal to the Initial Class D Principal Balance and Initial Class E Principal Balance, as applicable. The Holder of the Class D Note and the Class E Note shall initially be the Trust Depositor. No transfer, sale, pledge or other disposition of one or more Class E Notes (a "Transfer") shall be made unless simultaneously with the Transfer (1) a proportionate amount of Trust Certificates are Transferred so that the ratio of the Percentage Interest of the Trust Certificates so Transferred to all Trust Certificates and the ratio of the Percentage Interest of the Class E Notes so Transferred to all Class E Notes are equal, (2) the Transfers of the Trust Certificates and Class E Notes referred to herein are made to the same Person, and (3) the Percentage Interest of the Trust Certificates and Class E Notes, respectively, so transferred is no less than ten (10%) percent.

         (s) The Class E Notes may only be owned by United States Persons (as defined in Section 7701(a)(30) of the Code).

         (t) No Class E Note may be acquired directly or indirectly, for, on behalf of or with the assets of an employee benefit plan or other retirement arrangement subject to ERISA, and/or Section 4975 of the Code (collectively, a "Plan"). No transfer of a Class E Note representing an Individual Note shall be made unless the Indenture Trustee shall have received a certification from the transferee of such Individual Note, acceptable to and in form and substance satisfactory to the Indenture Trustee and the Issuer, to the effect that such transferee is acquiring a Class E Note in conformance with the requirements of the preceding sentence. Notwithstanding anything else to the contrary herein, in the event any purported transfer of any Class E Note representing an Individual
Note is made without delivery of the certification referred to above, such certification shall be deemed to have been made by the Transferee by its acceptance of such Individual Note.

         (u) Notwithstanding any other provision of this Agreement to the contrary, the Class D Notes may not be transferred by the initial Class D Noteholder until such Noteholder delivers an Opinion of Counsel to the Indenture Trustee regarding the treatment of such Class D Notes as debt for federal income tax purposes.

         SECTION 4.03 MUTILATED, DESTROYED, LOST OR STOLEN NOTES.


         Subject to UCC Section 8-405, if (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a protected purchaser, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such

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
destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven (7) days shall be due and payable, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

         Upon the issuance of any replacement Note under this Section 4.03, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

         Every replacement Note issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

         The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         SECTION 4.04 PAYMENT OF PRINCIPAL AND INTEREST; DEFAULTED INTEREST.


         (a) The Notes shall accrue interest during each Interest Accrual Period on the basis of the actual number of days elapsed during such Interest Accrual Period and a year assumed to consist of 360 days. Any installment of interest or principal, if any, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Remittance Date shall be paid to the Person in whose name such Note is registered on the Record Date, by check mailed first
- class, postage prepaid, to such Person's address as it appears on the Note Register on such Record Date, except that, unless Global Notes have been issued pursuant to Section 4.02, with respect to Notes registered on the Record Date in the name of the nominee of the Depository (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such Person and except for the final installment of principal payable with respect to such Note on a Remittance Date or on the applicable Expected Maturity Date which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

         (b) The principal of each Note shall be payable in installments on each Remittance Date as provided in the Sale and Servicing Agreement. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee with the consent of the Majority Noteholders have declared the Notes to be immediately due and payable in the manner provided in Section 5.02. All principal payments among the Classes of Notes shall be made in the order and priorities set forth herein and in the Sale and Servicing Agreement, and all principal payments on the Notes of the same Class shall be made pro rata to the Noteholders of such Class. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Remittance Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Remittance Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.02.

         SECTION 4.05 TAX TREATMENT.


         The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, business and franchise tax purposes, (i) the Notes (other than the Class E Note) will qualify as indebtedness secured by the Indenture Collateral and (ii) the Issuer shall not be treated as an association, taxable mortgage pool or publicly traded partnership taxable as a corporation; provided, that with respect to the Class D Notes no Opinion of Counsel was sought or received regarding the tax treatment of such class of Notes but that prior to transferring any of such Notes the initial Class D Noteholder is required to obtain an Opinion of Counsel regarding the treatment to such Notes as debt for such tax purposes as required by subsection 4.02(u). The Issuer, by entering into this Indenture, and each Noteholder (other than the Class E Noteholder), by the acceptance of any such Note (and each beneficial owner of a Note, by its acceptance of an interest in the applicable Note), agree to treat such Notes for federal, state and local income and franchise tax purposes as indebtedness of the Issuer. Each Holder of such Note (other than the Class E Noteholder) agrees that it will cause any beneficial owner of such Note acquiring an interest in a Note through it to comply with this Indenture as to treatment of indebtedness under applicable tax law, as described in this Section 4.05. The parties hereto agree that they shall not cause or permit the making, as applicable, of any election under Treasury Regulation Section 301.7703-3 whereby the Issuer or any portion thereof would be treated as a corporation for federal income tax purposes and, except as required by the terms of this Indenture, shall not file tax returns or obtain any federal employer identification number for the Issuer, but shall treat the Issuer as a security device or disregarded entity for federal income tax purposes. The provisions of this Indenture shall be construed in furtherance of the foregoing intended tax treatment.

         It is the intent of the Trust Depositor, the Servicer, the Class E Noteholder and the Certificateholder that, (i) in the event that the Trust Certificate and the Class E Note are owned by a single Holder, for federal income tax purposes, the Trust will be treated as a division of such Holder, and such Holder, by acceptance of the Trust Certificate and the Class E Note, agrees to take no action inconsistent with such treatment and (ii) in the event that the Trust Certificates and/or the Class E Notes are owned by more than one (1) Holder, for federal income tax purposes, the Trust will be treated as a partnership, the partners of which are the

Certificateholder and the Class E Noteholder, and the Certificateholder and the Class E Noteholder, by acceptance of a Trust Certificate and a Class E Note, respectively, agree to treat the Trust Certificate and the Class E Note as equity and to take no action inconsistent with such treatment.

         SECTION 4.06 SATISFACTION AND DISCHARGE OF INDENTURE.


         This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.06, 3.10, 3.19, 3.21, 3.22, 4.05 and 11.16, (v) the
rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.07) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

                           (A) all Notes of such Series theretofore
                  authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; and

                           (B) the Issuer has delivered to the Indenture Trustee
                  an Officer's Certificate meeting the applicable requirements of Section 11.01 and, subject to Section 11.01, stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with.

         This Indenture shall cease to be of further effect with respect to each Hedge when such Hedge has been terminated and the Hedge Counterparty has received all amounts it is entitled to receive upon such termination.

         SECTION 4.07 APPLICATION OF TRUST MONEY.


         All moneys deposited with the Indenture Trustee pursuant to Section
4.06 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of Notes for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by law.

         SECTION 4.08 REPAYMENT OF MONEYS HELD BY PAYING AGENT.


         In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.05 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

                                   ARTICLE V

                                    REMEDIES

         SECTION 5.01 EVENTS OF DEFAULT.


         Any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute an Event of Default:

                  (i) a default in the payment of any interest on any Note when the same becomes due and payable and such default shall continue for a period of two (2) Business Days;

                  (ii) failure to reduce to zero the Aggregate Outstanding Principal Balance by the Legal Final Maturity Date;

                  (iii) failure on the part of the Originator to make any payment or deposit required under the Sale and Servicing Agreement within two (2) Business Days after the date the payment or deposit is required to be made;

                  (iv) there occurs a default in the observance or performance in any material respect of any covenant or agreement of the Originator, the Trust Depositor or the Issuer made in the Sale and Servicing Agreement or this Indenture, or any representation or warranty of the Originator, the Trust Depositor or the Issuer made in the Sale and Servicing Agreement or this Indenture proving to have been incorrect in any material respect as of the time when the same shall have been made and such default or incorrect representation or warranty has a material adverse effect on the rights of the Noteholders and the Hedge Counterparties, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of thirty (30) days (if such failure can be remedied) after the first to occur of (i) actual knowledge thereof by a Responsible Officer of the Trust Depositor or (ii) there shall have been given to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee, by any Noteholder, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder;

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
                  (v) there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Trust Depositor, the Issuer or any substantial part of the Indenture Collateral in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Trust Depositor, the Issuer or for any substantial part of either Indenture Collateral, or ordering the winding - up or liquidation of the Trust Depositor's or the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of thirty (30) consecutive days;

                  (vi) there occurs the commencement by the Trust Depositor or the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Trust Depositor or the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Trust Depositor or the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Trust Depositor or the Issuer or for any substantial part of the assets of the Indenture Collateral, or the making by the Trust Depositor or the Issuer of any general assignment for the benefit of creditors, or the failure by the Trust Depositor or the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Trust Depositor or the Issuer in furtherance of any of the foregoing;

                  (vii) the Indenture Trustee, on behalf of the Noteholders and the Hedge Counterparties, shall fail to have a valid and perfected first priority security interest in the Indenture Collateral, and such failure to have a perfected first priority security interest shall have a material adverse effect on the Noteholders and the Hedge Counterparties;

                  (viii) the Issuer shall be required to register as an "investment company" under the Investment Company Act of 1940, as amended; or

                  (ix) on any day, any Hedge Transaction fails to meet the requirements set forth in this Agreement.

         The Issuer shall deliver to the Indenture Trustee, each Hedge Counterparty and the Rating Agencies, within two (2) Business Days after the occurrence of an Event of Default, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (v) of the definition of "Event of Default," its status and what action the Issuer is taking or proposes to take with respect thereto.

         SECTION 5.02 ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.


         If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee or the Majority Noteholders may declare the Notes to be immediately due and payable, by a notice in writing to the Issuer and the Rating Agencies (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

         At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Majority Noteholders, by written notice to the Issuer and the Indenture Trustee and each Hedge Counterparty, may rescind and annul such declaration and its consequences if:

                  (A) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                           (i) all payments of principal of and interest on the
                  Notes, all scheduled payments then due and payable under each Hedge and all other amounts that would then be due hereunder, upon the Notes and each Hedge if the Event of Default giving rise to such acceleration had not occurred; and

                           (ii) all sums paid or advanced by the Indenture
                  Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

                  (B) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

         No such rescission or annulment shall affect any subsequent default or impair any right consequent thereto. No such rescission or annulment shall affect a Hedge or any Hedge Transaction that has been terminated in accordance with the terms thereof.

         SECTION 5.03 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
                      INDENTURE TRUSTEE.

         (a) The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five (5) Business Days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, and such default continues for a period of two
(2) Business Days, the Issuer will, upon demand of the Indenture Trustee, pay to it, for the benefit of the Noteholders, the whole amount then due and payable on the Notes for principal and interest, with interest upon the overdue principal, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

         (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, with the consent of the Majority Noteholders and subject to the provisions of Section 11.17 hereof may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon the Notes and collect in the manner provided by law out of the Indenture Collateral, wherever situated, the moneys adjudged or decreed to be payable.

         (c) If an Event of Default occurs and is continuing, the Indenture Trustee subject to the provisions of Section 11.17 hereof may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders and the Hedge Counterparties and by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

         (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Indenture Collateral, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.03, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

                  (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

                  (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

                  (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf;

                  (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial proceedings relative to the Issuer, its creditors and its property; and

                  (v) to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

         (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

         (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

         (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

         SECTION 5.04 REMEDIES; PRIORITIES.


         (a) If an Event of Default shall have occurred and be continuing, subject to the provisions of Section 11.17 hereof, the Indenture Trustee may do one or more of the following (subject to Section 5.05 and Section 5.15):

                  (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, and all amounts payable under the Sale and Servicing Agreement, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

                  (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Indenture Collateral;

                  (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee, the Holders of the Notes and the Hedge Counterparties; and

                  (iv) sell the Indenture Collateral or any portion thereof or rights or interest therein;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Indenture Collateral following an Event of Default, other than a default in the payment of any principal or interest on the Notes for thirty (30) days or more, unless (A) (i) prior to the payment in full of the Class A Notes, the Class B Notes and the Class C Notes, the Class A Noteholders evidencing 100% of the aggregate Outstanding Principal Balance of all Class A Notes, the Class B Noteholders evidencing 100% of the aggregate Outstanding Principal Balance of all Class B Notes, the Class C Noteholders evidencing 100% of the aggregate Outstanding Principal Balance of all Class C Notes and, unless it shall be paid in full all amounts payable to each Hedge Counterparty upon a termination of its Hedge, each Hedge Counterparty consents thereto, (ii) from and after the payment in full of the Class A Notes, the Class B Notes, the Class C Notes and amounts due under the Hedges, the Class D Noteholders evidencing 100% of the aggregate Outstanding Principal Balance of all Class D Notes and the Class E Noteholders evidencing 100% of the aggregate Outstanding Principal Balance of all Class E Notes consents thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon the Notes for principal and interest and all amounts payable to each Hedge Counterparty upon termination of the Hedges, or (C) the Indenture Trustee determines that the Loans will not continue to provide sufficient funds for the payment of principal of and interest on the Notes, in accordance with their respective terms as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of (i) prior to the payment in full of the Class A Notes, the Class B Notes and the Class C Notes, the Class A Noteholders evidencing 66 2/3% of the aggregate Outstanding Principal Balance of all Class A Notes, the Class B Noteholders evidencing 66 2/3% of the aggregate Outstanding Principal Balance of all Class B Notes, the Class C Noteholders evidencing 66 2/3% of the aggregate Outstanding Principal Balance of all Class C Notes and, unless it shall be paid in full all amounts payable to each Hedge Counterparty upon a termination of its Hedge, each Hedge Counterparty, and (ii) from and after the payment in full of the Class A Notes, the Class B Notes, the Class C Notes, and amounts due under the Hedges, the Class D Noteholders evidencing 66 2/3% of the aggregate Outstanding Principal Balance of all Class D Notes and the Class E Noteholders evidencing 66 2/3% of the aggregate Outstanding Principal Balance of all Class E Notes. In determining such sufficiency or insufficiency with respect to clauses
(B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Indenture Collateral for such purpose. Notwithstanding the foregoing, so long as a Servicer Default has not occurred, any Sale of the Indenture Collateral shall be made subject to the continued servicing of the Loans by the Servicer as provided in the Sale and Servicing Agreement.

         (b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property as set forth in Section
7.05 of the Sale and Servicing Agreement.

         The Indenture Trustee may fix a record date and Remittance Date for any payment to Noteholders pursuant to this Section 5.04. At least five (5) days before such record date, the

Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the Remittance Date and the amount to be paid.

         SECTION 5.05 OPTIONAL PRESERVATION OF THE INDENTURE COLLATERAL.


         If the Notes have been declared to be due and payable under Section
5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Indenture Collateral. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, amounts due under the Hedges and other obligations of the Issuer and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Indenture Collateral. In determining whether to maintain possession of the Indenture Collateral, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Indenture Collateral for such purpose.

         SECTION 5.06 LIMITATION OF SUITS.


         No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the provisions of Section 11.17 hereof:

                  (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

                  (ii) (A) prior to the payment in full of the Class A Notes, the Class B Notes, the Class C Notes and, if and to the extent owned by a Person other than the Trust Depositor or any of its Affiliates, the Class D Notes, the Class A Noteholders evidencing 25% of the aggregate Outstanding Principal Balance of all Class A Notes, the Class B Noteholders evidencing 25% of the aggregate Outstanding Principal Balance of all Class B Notes, the Class C Noteholders evidencing 25% of the aggregate Outstanding Principal Balance of all Class C Notes and the Class D Noteholders (other than the Trust Depositor or any of its Affiliates) evidencing 25% of the aggregate Outstanding Principal Balance of all Class D Notes (other than any Class D Notes owned by the Trust Depositor or any of its Affiliates) have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder and (B) from and after the payment in full of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes (owned by a Person other than the Trust Depositor or any of its Affiliates), the Class D Noteholders (if such Class D Noteholders are the Trust Depositor or any of its Affiliates) evidencing 25% of the aggregate Outstanding Principal Balance of all Class D Notes (other than Class D Notes not owned by the Trust Depositor or any of its Affiliates) and the Class E Noteholders evidencing 25% of the aggregate Outstanding Principal Balance of all Class E Notes have made written request to the Indenture Trustee to institute such proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

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
                  (iii) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

                  (iv) the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

                  (v) (A) prior to the payment in full of the Class A Notes, the Class B Notes, the Class C Notes and, if and to the extent owned by a Person other than the Trust Depositor or any of its Affiliates, the Class D Notes, no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty (60) day period by the Holders of a majority of the Outstanding Principal Balance of the Class A Notes, the Class B Notes, the Class C Notes and Class D Notes (owned by a Person other than the Trust Depositor or any of its Affiliates) and (B) from and after payment in full of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes (owned by a Person other than the Trust Depositor or any of its Affiliates), no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty (60) day period by the Holders of a majority of the Outstanding Principal Balance of the Class D Notes (other than any Class D Notes not owned by the Trust Depositor or any of its Affiliates) and the Class E Notes.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

         In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two (2) or more groups of Holders of Notes, each representing less than a majority of the Aggregate Outstanding Principal Balance, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

         SECTION 5.07 UNCONDITIONAL RIGHTS OF NOTEHOLDERS TO RECEIVE PRINCIPAL
                      AND INTEREST.

         Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and such right shall not be impaired without the consent of such Holder.

         SECTION 5.08 RESTORATION OF RIGHTS AND REMEDIES.


         If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former

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
positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

         SECTION 5.09 RIGHTS AND REMEDIES CUMULATIVE.


         No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 5.10 DELAY OR OMISSION NOT A WAIVER.


         No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

         SECTION 5.11 CONTROL BY NOTEHOLDERS.

         The Majority Noteholders shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided, that:

                  (i) such direction shall not be in conflict with any rule of law or with this Indenture;

                  (ii) subject to the express terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Indenture Collateral shall be by Holders of the Notes representing (A) prior to the payment in full of the Class A Notes, the Class B Notes, the Class C Notes and, if and to the extent owned by a Person other than the Trust Depositor or any of its Affiliates, 100% of the aggregate Outstanding Principal Balance of all Class A Notes, all Class B Notes, all Class C Notes, all Class D Notes (owned by a Person other than the Trust Depositor or any of its Affiliates) and, unless it shall be paid in full all amounts payable to each Hedge Counterparty upon a termination of its Hedge, each Hedge Counterparty and (B) from and after the payment in full of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes (owned by a Person other than the Trust Depositor or any of its Affiliates) and amounts due under the Hedges, 100% of the aggregate Outstanding Principal Balance of all Class D Notes (other than any Class D Notes not owned by the Trust Depositor or any of its Affiliates) and all Class E Notes;

                  (iii) if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Indenture Collateral pursuant to such Section, then any direction to the Indenture to sell or liquidate the Indenture Collateral shall be of no force and effect unless (A) prior to the payment in full of the Class A Notes, the Class B Notes, the Class C Notes and, if and to the extent owned by a Person other than the Trust Depositor or any of its Affiliates, the Class D Notes, the Class A Noteholders evidencing 100% of the aggregate Outstanding Principal Balance of all Class A Notes, the Class B Noteholders evidencing 100% of the aggregate Outstanding Principal Balance of all Class B Notes, the Class C Noteholders evidencing 100% of the aggregate Outstanding Principal Balance of all Class C Notes, the Class D Noteholders (other than the Trust Depositor or any of its Affiliates) evidencing 100% of the aggregate Outstanding Principal Balance of all Class D Notes (other than any Class D Notes owned by the Trust Depositor or any of its Affiliates) and, unless it shall be paid in full all amounts payable to each Hedge Counterparty upon a termination of its Hedge, each Hedge Counterparty consent thereto and (B) from and after the payment in full of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes (owned by a Person other than the Trust Depositor or any of its Affiliates) and amounts due under the Hedges, the Class D Noteholders (if such Class D Noteholders are the Trust Depositor or any of its Affiliates) evidencing 100% of the aggregate Outstanding Principal Balance of all Class D Notes (other than any Class D Notes not owned by the Trust Depositor or any of its Affiliates) and the Class E Noteholders evidencing 100% of the aggregate Outstanding Principal Balance of all Class E Notes consents thereto; and

                  (iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

         Notwithstanding the rights of Noteholders set forth in this Section 5.11, subject to Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders or Hedge Counterparties not consenting to such action.

         SECTION 5.12 WAIVER OF PAST DEFAULTS.

         Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02, the Majority Noteholders, may waive any past Event of Default and its consequences except an Event of Default with respect to payment of principal of or interest on any of the Notes or in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuer, the Indenture Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

         Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto. No such waiver shall affect a Hedge or any Hedge Transaction that has been terminated in accordance with its terms.

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
         SECTION 5.13 UNDERTAKING FOR COSTS.

         All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 25% of the Aggregate Outstanding Principal Balance or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

         SECTION 5.14 WAIVER OF STAY OR EXTENSION LAWS.

         The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 5.15 SALE OF INDENTURE COLLATERAL.

         (a) The power to effect any sale or other disposition (a "Sale") of any portion of a Indenture Collateral pursuant to Section 5.04 is expressly subject to the provisions of Section 5.05 and this Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Indenture Collateral remaining unsold, but shall continue unimpaired until the entire Indenture Collateral shall have been sold or all amounts payable on the Notes and under this Indenture shall have been paid. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

         (b) The Indenture Trustee shall not in any private Sale sell the Indenture Collateral, or any portion thereof, unless the Holders of all the Class A Notes, Class B Notes, Class C Notes and, if and to the extent owned by a Person other than the Trust Depositor or any of its Affiliates, and each Hedge Counterparty consent to or direct the Indenture Trustee to make such Sale and:

                  (i) the proceeds of such Sale would be not less than the entire amount which would be payable to the Noteholders under the Notes and the Hedge Counterparties under the Hedges, in full payment thereof (including all Hedge Breakage Costs and other amounts payable in connection with the termination of the Hedges) on the Remittance Date next succeeding the date of such Sale, or

                  (ii) the Indenture Trustee determines, in its sole discretion, that the conditions for retention of the Indenture Collateral set forth in Section 5.05 cannot be satisfied (in making any such determination, the Indenture Trustee may rely upon an opinion of an Independent investment banking or accounting firm obtained and delivered as provided in Section 5.05, and the Majority Noteholders consent to such Sale, which consent will not be unreasonably withheld).

         (c) In connection with a Sale of all or any portion of the Indenture
Collateral:

                  (i) any Holder or Holders of Notes may bid for and purchase the property offered for Sale, and upon compliance with the terms of Sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such Sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

                  (ii) the Indenture Trustee may bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, Requirements of Law in connection therewith, may purchase all or any portion of the Indenture Collateral in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be distributable to the Holders of the Notes and Hedge Counterparties as a result of such Sale in accordance with subsection 5.04(b) on the Remittance Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

                  (iii) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Indenture Collateral in connection with a Sale thereof;

                  (iv) the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Indenture Collateral in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

                  (v) no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

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
         SECTION 5.16 ACTION ON NOTES.

         The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee, the Hedge Counterparties or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Indenture Collateral or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with subsection 5.04(b).

         SECTION 5.17 PERFORMANCE AND ENFORCEMENT OF CERTAIN OBLIGATIONS.

         (a) Promptly following a request from the Indenture Trustee to do so, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Trust Depositor and the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Transaction Documents, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Transaction Documents to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Trust Depositor or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Trust Depositor or the Servicer of each of their obligations under the Transaction Documents.

         (b) If a Servicer Default has occurred and is continuing, the Indenture Trustee, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of (i) prior to the payment in full of the Class A Notes, the Class B Notes, the Class C Notes and, if and to the extent owned by a Person other than the Trust Depositor or any of its Affiliates, the Class D Notes, the Class A Noteholders evidencing 66 2/3% of the aggregate Outstanding Principal Balance of all Class A Notes, the Class B Noteholders evidencing 66 2/3% of the aggregate Outstanding Principal Balance of all Class B Notes, the Class C Noteholders evidencing 66 2/3% of the aggregate Outstanding Principal Balance of all Class C Notes, and the Class D Noteholders (other than the Trust Depositor or any of its Affiliates) evidencing 66 2/3% of the aggregate Outstanding Principal Balance of all Class D Notes (owned by a Person other than the Trust Depositor or its Affiliates) consents thereto and
(ii) from and after the payment in full of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes (owned by a Person other than the Trust Depositor or any of its Affiliates), the Class D Noteholders (if such Class D Noteholders are the Trust Depositor or any of its Affiliates) evidencing 66 2/3% of the aggregate Outstanding Principal Balance of all Class D Notes (other than any Class D Notes not owned by the Trust Depositor or any of its Affiliates) and the Class E Noteholders evidencing 66 2/3% of the aggregate Outstanding Principal Balance of the Class E Notes consents thereto, shall exercise all rights, remedies, powers, privileges and claims of the Issuer against the Servicer under or in connection with the Sale and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Servicer, of its obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Servicing Agreement, and any right of the Issuer to take such action shall not be suspended.

                                   ARTICLE VI

                              THE INDENTURE TRUSTEE

         SECTION 6.01 DUTIES OF INDENTURE TRUSTEE.


         (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs with respect to the Indenture Collateral.

         (b) Except during the continuance of an Event of Default:

                  (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

                  (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

                  (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

         (d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b), (c) and (g) of this Section 6.01.

         (e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

         (f) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Sale and Servicing Agreement.

         (g) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, to expend or risk its own funds or otherwise incur financial liability or to honor the request or direction of any of the Noteholders pursuant to this Indenture, unless the Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses, and liabilities that might be incurred by it in compliance with the request or direction.

         (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.01.

         (i) The Indenture Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer assigned to and working in the Indenture Trustee's Corporate Trust Office has actual knowledge thereof.

         SECTION 6.02 RIGHTS OF INDENTURE TRUSTEE.

         (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate, or, with respect to legal matters, an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel.

         (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

         (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

         (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (f) The Indenture Trustee shall not be bound to make any investigation into the performance of the Issuer or the Servicer under this Indenture or any other Transaction Document or into the matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other document, but the Indenture Trustee, in its discretion, may make any further inquiry or investigation into those matters that it deems appropriate, and if the Indenture Trustee determines to inquire further, it shall be entitled to examine the books, records and premises of the Issuer and the Servicer, personally or by agent or attorney.

         (g) If the Indenture Trustee is also acting as Paying Agent or as Note Registrar, the rights and protections afforded to the Indenture Trustee pursuant to the Article shall also be afforded to it in such additional capacities.

         SECTION 6.03 INDIVIDUAL RIGHTS OF INDENTURE TRUSTEE.

         The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Note Registrar, co-registrar, Paying Agent or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Section 6.11.

         SECTION 6.04 INDENTURE TRUSTEE'S DISCLAIMER.

         The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Sale and Servicing Agreement, the Trust Agreement or any other Transaction Document, the validity or sufficiency of any security interest intended to be created or the characterization of the Notes for tax purposes or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

         SECTION 6.05 NOTICE OF EVENT OF DEFAULT.

         The Indenture Trustee shall mail to each Noteholder, each Hedge Counterparty and the Owner Trustee notice of an Event of Default within thirty
(30) days after the Indenture Trustee has actual knowledge thereof in accordance with Section 6.01. Except in the case of an Event of Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders and the Hedge Counterparties.

         SECTION 6.06 REPORTS BY INDENTURE TRUSTEE TO HOLDERS.

         The Indenture Trustee shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns. In addition, upon the Issuer's or a Noteholder's written request, the Indenture Trustee shall promptly furnish information reasonably requested by the Issuer or such Noteholder that is reasonably available to the Indenture Trustee to enable the Issuer or such Noteholder to perform its federal and state income tax reporting obligations.

         SECTION 6.07 COMPENSATION AND INDEMNITY.

         The Issuer shall or shall cause the Trust Depositor to pay to the Indenture Trustee on each Remittance Date such reasonable compensation for its services pursuant to a separate agreement between the Indenture Trustee and the Trust Depositor. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall or shall cause the Trust Depositor to reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Issuer shall or shall cause the Trust Depositor to indemnify the Indenture Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee shall notify the Issuer and the Trust Depositor promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Trust Depositor shall not relieve the Issuer or the Trust Depositor of its obligations hereunder or under the Trust Agreement. Neither the Issuer nor the Trust Depositor need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

         The Issuer's payment obligations to the Indenture Trustee pursuant to this Section 6.07 shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default specified in clauses (iv) or (v) of the definition of "Event of Default" with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

         SECTION 6.08 REPLACEMENT OF INDENTURE TRUSTEE.

         No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by so notifying the Issuer. The Majority Noteholders or the Issuer, with the written consent of the Majority Noteholders, may remove the Indenture Trustee by so notifying the Indenture Trustee and the Rating Agencies in writing and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

                  (i) the Indenture Trustee fails to comply with Section 6.11;

                  (ii) the Indenture Trustee is adjudged a bankrupt or insolvent;

                  (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property;

                  (iv) the Indenture Trustee otherwise becomes incapable of acting; or

                  (v) the Indenture Trustee defaults in any of its obligations under the Transaction Documents and such default is not cured within thirty (30) days after a Responsible Officer of the Indenture Trustee receives written notice of such default.

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
         If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

         A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. No successor Indenture Trustee shall accept appointment as provided in this Section 6.08 unless at the time of such acceptance such Person shall be eligible under the provisions of Section
6.11. The successor Indenture Trustee shall mail a notice of its succession to Noteholders and the Hedge Counterparties. The retiring Indenture Trustee shall promptly transfer all property (including all Indenture Collateral) held by it as Indenture Trustee to the successor Indenture Trustee and shall execute and deliver such instruments and such other documents as may reasonably be required to more fully and certainly vest and confirm in the successor Indenture Trustee all such rights, powers, duties and obligations.

         If a successor Indenture Trustee does not take office within sixty (60) days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Majority Noteholders, may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

         If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

         Notwithstanding the replacement of the Indenture Trustee pursuant to this Section 6.08, the Issuer's obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

         Upon acceptance of appointment by a successor Indenture Trustee as provided in this Section 6.08, the Servicer shall mail notice of such succession hereunder to all Holders of Notes at their addresses as shown in the Note Register and the Hedge Counterparties at their addresses as shown on the register kept by the Issuer, as provided to the Indenture Trustee. If the Servicer fails to mail such notice within ten (10) days after acceptance of appointment by the successor Indenture Trustee, the successor Indenture Trustee shall cause such notice to be mailed at the expense of the Servicer.

         SECTION 6.09 SUCCESSOR INDENTURE TRUSTEE BY MERGER.

         If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that, such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating Agencies and the Hedge Counterparties prior written notice of any such transaction.

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
         In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

         SECTION 6.10 APPOINTMENT OF CO-INDENTURE TRUSTEE OR SEPARATE
                      INDENTURE TRUSTEE.

         (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Indenture Collateral may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons, to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Indenture Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders and the Hedge Counterparties, such interest to the Indenture Collateral, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Indenture Trustee under Section 6.11 and no notice to the Noteholders or the Hedge Counterparties of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof. No appointment of a co-trustee or a separate trustee shall relieve the Indenture Trustee of its duties and obligations hereunder.

         (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Indenture Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

                  (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

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
                  (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

         (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

         (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         SECTION 6.11 ELIGIBILITY; DISQUALIFICATION.

         The Indenture Trustee hereunder shall at all times be (i) a national banking association or banking corporation or trust company organized and doing business under the laws of any state or the United States, (ii) authorized under such laws to exercise corporate trust powers, (iii) having a combined capital and surplus of at least $50,000,000, (iv) having unsecured and unguaranteed long
- term debt obligations rated at least Baa3 by Moody's, BBB by Fitch and BBB- by S&P, and (v) is subject to supervision or examination by federal or state authority. If such banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.11 its combined capital and surplus shall be deemed to be as set forth in its most recent report of condition so published. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 6.11, the Indenture Trustee shall (a) give prompt notice to the Issuer, the Trust Depositor, the Servicer, the Noteholders and the Hedge Counterparties that it has so ceased to be eligible to be the Indenture Trustee and (b) resign, upon the request of the Majority Noteholders in the manner and with the effect specified in Section 6.08.

         SECTION 6.12 [RESERVED].


         SECTION 6.13 REPRESENTATIONS, WARRANTIES AND COVENANTS OF INDENTURE
                      TRUSTEE.

         The Indenture Trustee hereby makes the following representations, warranties and covenants on which the Issuer, the Trust Depositor, the Servicer, the Noteholders and the Hedge Counterparties shall rely:

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
      (a) the Indenture Trustee is a national banking association and trust company duly organized, validly existing and in good standing under the laws of the United States.

      (b) The Indenture Trustee has full power, authority and legal right to execute, deliver and perform this Indenture and the other Transaction Documents to which it is a party and shall have taken all necessary action to authorize the execution, deliver and performance by it of this Indenture and the other Transaction Documents to which it is a party.

      (c) The execution, delivery and performance by the Indenture Trustee of this Indenture and the other Transaction Documents to which it is a party shall not (i) violate any provision of any law or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to the Indenture Trustee or any of its assets, (ii) violate any provision of the corporate charter or by-laws of the Indenture Trustee or (iii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Indenture Collateral pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to materially and adversely affect the Indenture Trustee's performance or ability to perform its duties under this Indenture and the other Transaction Documents to which it is a party or the transactions contemplated in this Indenture and the other Transaction Documents to which it is a party.

      (d) The execution, delivery and performance by the Indenture Trustee of this Indenture and the other Transaction Documents to which it is a party shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with or the taking of any other action in respect of any governmental authority or agency regulating the banking and corporate trust activities of the Indenture Trustee.

      (e) This Indenture and the other Transaction Documents to which it is a party has been duly executed and delivered by the Indenture Trustee and constitute the legal, valid and binding agreements of the Indenture Trustee, enforceable in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity. The Indenture Trustee hereby agrees and covenants that it will not at any time in the future, deny that this Indenture and the other Transaction Documents to which it is a party constitute the legal, valid and binding agreement of the Indenture Trustee.

      (f) The Indenture Trustee shall not take any action, or fail to take any action, if such action or failure to take action will materially interfere with the enforcement of any rights of the Noteholders or the Hedge Counterparties under this Indenture or the other Transaction Documents.

      SECTION 6.14 DIRECTIONS TO INDENTURE TRUSTEE.

      The Indenture Trustee is hereby directed:

            (i) to accept a collateral assignment of the Loans and hold the assets of the Indenture Collateral as security for the Noteholders and Hedge Counterparties;


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
            (ii) to authenticate and deliver the Notes substantially in the form prescribed by Exhibit A in accordance with the terms of this Indenture;

            (iii) to execute and deliver the Transaction Documents to which it is a party; and

            (iv) to take all other actions as shall be required to be taken by the terms of this Indenture.

      SECTION 6.15 CONFLICTS.

      If a Default occurs and is continuing and the Indenture Trustee is deemed to have a "conflicting interest" (as defined in the TIA) as a result of acting as trustee for both the Class A Notes, the Class B Notes and the Class C Notes and the Class D Notes and the Class E Note, the Issuer shall appoint a successor Indenture Trustee for the Class A Notes, the Class B Notes and the Class C Notes and a successor for the Class D Notes and the Class E Note so that there will be separate Indenture Trustees for the Class A Notes, the Class B Notes and the Class C Notes on the one hand, and for the Class D Notes and the Class E Note on the other hand. No such event shall alter the voting rights of the Noteholders under this Indenture or under any of the other Transaction Documents.

                                   ARTICLE VII

                         NOTEHOLDERS' LISTS AND REPORTS

      SECTION 7.01 ISSUER TO FURNISH INDENTURE TRUSTEE NAMES AND ADDRESSES OF NOTEHOLDERS.

      The Issuer will furnish or cause to be furnished to the Indenture Trustee
(a) within one (1) day after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date and (b) at such other times as the Indenture Trustee may reasonably request in writing, within thirty (30) days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

      SECTION 7.02 PRESERVATION OF INFORMATION; COMMUNICATIONS TO NOTEHOLDERS.

      (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

      (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.


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      (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

      (d) The Indenture Trustee shall furnish to the Noteholders and the Hedge Counterparties promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Indenture Trustee under the Transaction Documents.

      SECTION 7.03 FISCAL YEAR.

      Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

                                  ARTICLE VIII

                   TRUST ACCOUNTS, DISBURSEMENTS AND RELEASES

      SECTION 8.01 COLLECTION OF MONEY.

      Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any Event of Default occurs in the making of any payment or performance under any agreement or instrument that is part of the Indenture Collateral, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

      SECTION 8.02 TRUST ACCOUNTS.

      (a) On or prior to the Closing Date, the Servicer shall establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders, the Hedge Counterparties, and the Certificateholder, the Trust Accounts (other than the Principal and Interest Accounts which shall be in the name of the Servicer) as provided in Section 7.01 of the Sale and Servicing Agreement.

      (b) All funds required to be deposited in the Principal and Interest Account with respect to the preceding Due Period will be deposited in the Principal and Interest Account as provided in Section 7.01 of the Sale and Servicing Agreement. On or before each Determination Date, the Interest Collections and Principal Collections with respect to the preceding Due Period will be transferred from the Principal and Interest Account to the Note Distribution Account as provided in Section 7.05 of the Sale and Servicing Agreement.

      (c) On each Remittance Date, the Indenture Trustee shall distribute all amounts on deposit in the Note Distribution Account to Noteholders in respect of each Class of Notes, to the


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
Hedge Counterparties in respect of the Hedges, and to the Paying Agent under the Trust Agreement, for distribution to the Holders of the Trust Certificates in accordance with the provisions of Section 7.05 of the Sale and Servicing Agreement.

      (d) All moneys deposited from time to time in the Note Distribution Account pursuant to the Sale and Servicing Agreement and all deposits therein pursuant to this Indenture are for the benefit of the Noteholders and the Hedge Counterparties and all investments made with such moneys including all income or other gain from such investments are for the benefit of the Noteholders and the Hedge Counterparties as provided by the Sale and Servicing Agreement.

      The Indenture Trustee shall invest any funds in the Note Distribution Account as provided in the Sale and Servicing Agreement.

      SECTION 8.03 OPINION OF COUNSEL.

      Except for releases or conveyances required or permitted by the Sale and Servicing Agreement and the other Transaction Documents, the Indenture Trustee shall receive at least two (2) Business Days' notice when requested by the Issuer to take any action pursuant to subsection 8.05(a), accompanied by copies of any instruments to be executed, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the Hedges or the rights of the Noteholders and the Hedge Counterparties in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Indenture Collateral. Counsel rendering any such opinion may rely as to factual matters, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

      SECTION 8.04 TERMINATION UPON DISTRIBUTION TO NOTEHOLDERS.

      This Indenture and the respective obligations and responsibilities of the Issuer and the Indenture Trustee created hereby shall terminate upon the distribution to the Noteholders, the Hedge Counterparties and the Indenture Trustee of all amounts required to be distributed pursuant to Article III and the Sale and Servicing Agreement.

      SECTION 8.05 RELEASE OF INDENTURE COLLATERAL.

      (a) Subject to the payment of its fees and reasonable expenses, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture,
Section 5.08 of the Sale and Servicing Agreement and the other Transaction Documents. No party relying upon an instrument executed by the Indenture Trustee as provided in Article IV hereunder shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent, or see to the application of any moneys.


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
      (b) The Indenture Trustee shall, at such time as (i) there are no Notes Outstanding, (ii) all outstanding Hedge Transactions under all Hedges then in effect have been terminated and all payments payable to the Hedge Counterparties in connection with such termination have been paid in full, and (iii) all sums due the Indenture Trustee pursuant to this Indenture have been paid, release any remaining portion of the Indenture Collateral that secured the Notes from the lien of this Indenture. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this subsection 8.05(b) only upon receipt of a request from the Issuer accompanied by an Officer's Certificate and an Opinion of Counsel stating that all conditions precedent to such release have been satisfied.

      SECTION 8.06 SURRENDER OF NOTES UPON FINAL PAYMENT.

      By acceptance of any Note, the Holder thereof agrees to surrender such Note to the Indenture Trustee promptly, prior to such Noteholder's receipt of the final payment thereon.

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

      SECTION 9.01 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS.

      (a) Without the consent of the Holders of any Notes but with the prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental, in form satisfactory to the Indenture Trustee, for any of the following purposes:

            (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

            (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

            (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes and the Hedge Counterparties, or to surrender any right or power herein conferred upon the Issuer;

            (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

            (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that, such action shall not as evidenced by an Opinion of Counsel delivered to the Indenture


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
      Trustee, adversely affect the interests of the Noteholders or the Hedge Counterparties in any material respect;

            (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI;

            (vii) to add to the conditions, limitations and restrictions on the authorized amount, terms and purposes of the issuance, authentication and delivery of any Class of Notes, as herein set forth, additional conditions, limitations and restrictions thereafter to be observed; and

            (viii) to modify the restrictions on and procedures for resales and other transfers of the Notes to reflect any changes in Applicable Law or regulations (or the interpretation thereof) or to enable the Issuer or the Indenture Trustee to rely upon the exemption from registration under the Securities Act or the 1940 Act or to remove restrictions on resale or transfer to the extent required hereunder.

      The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

      (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Notes but with prior notice to the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes or any Hedge Counterparty under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, (i) adversely affect in any material respect the interest of any Noteholder or any Hedge Counterparty or (ii) cause the Issuer to be subject to an entity level tax or be classified as a taxable mortgage pool within the meaning of Section 7701(i) of the Code.

      (c) Notwithstanding any provision contained herein to the contrary, prior to entering into any supplemental indenture pursuant to Section 9.01, the Issuer and Indenture Trustee shall obtain written confirmation from Moody's that entry by the Issuer and Indenture Trustee into such supplemental indenture satisfies the Moody's Rating Condition.

      SECTION 9.02 SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS.

      The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and with the consent of the Majority Noteholders by Act of such Holders and the Hedge Counterparties, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby:


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
            (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of the Indenture Collateral to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in
      Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

            (ii) reduce the percentage of the Aggregate Outstanding Principal Balance, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of this Indenture or defaults hereunder and their consequences provided for in this Indenture;

            (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding" or modify or alter the exception in the definition of the term "Holder";

            (iv) reduce the percentage of the Aggregate Outstanding Principal Balance required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Indenture Collateral pursuant to Section 5.04;

            (v) modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Transaction Documents cannot be modified or waived without the consent of the Holder of each Note affected thereby;

            (vi) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Indenture Collateral or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive any Noteholder or any Hedge Counterparty of the security provided by the lien of this Indenture; and provided, further, that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer to be subject to an entity level tax or be classified as a taxable mortgage pool within the meaning of Section 7701(i) of the Code; or

            (vii) change the definition of Eligible Loan.

      Notwithstanding any provision contained herein to the contrary, in no event may Section 3.32 of the Indenture be amended or modified in any respect without the prior written consent of each Hedge Counterparty.

      The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

      It shall not be necessary for any Act of Noteholders or Hedge Counterparties under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

      Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall mail to the Holders of the Notes and the Hedge Counterparties to which such amendment or supplemental indenture relates a copy of such supplemental Indenture or a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

      Notwithstanding any provision contained herein to the contrary, prior to entering into any supplemental indenture pursuant to Section 9.02, the Issuer and Indenture Trustee shall obtain written confirmation from Moody's that entry by the Issuer and Indenture Trustee into such supplemental indenture satisfies the Moody's Rating Condition.

      SECTION 9.03 EXECUTION OF SUPPLEMENTAL INDENTURES.

      In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise. The Indenture Trustee shall provide copies of each supplemental indenture to the Rating Agencies.

      SECTION 9.04 EFFECT OF SUPPLEMENTAL INDENTURE.

      Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

      SECTION 9.05 [RESERVED].

      SECTION 9.06 REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.

      Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

                                    ARTICLE X

                                   [RESERVED]

                                   ARTICLE XI

                                  MISCELLANEOUS

      SECTION 11.01 COMPLIANCE CERTIFICATES AND OPINIONS, ETC.

      (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and, if required, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

      Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

            (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with;

            (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

            (v) if the signer of such Trust Certificate or Opinion is required to be Independent, the Statement required by the definition of the term "Independent".

      (b) (1) Prior to the deposit of any Indenture Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in subsection 11.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the estimated fair value (within ninety (90) days of such deposit) to the Issuer of the Indenture Collateral or other property or securities to be so deposited.

            (ii) Subject to clause (iii), whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the estimated fair value (within ninety (90) days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

            (iii) Notwithstanding any provision of this Indenture, the Issuer may, without compliance with the requirements of the other provisions of this Section 11.01, (A) collect, sell or otherwise dispose of Loans and Indenture Collateral as and to the extent permitted or required by the Transaction Documents, or (B) make cash payments out of the Trust Accounts.

      SECTION 11.02 FORM OF DOCUMENTS DELIVERED TO INDENTURE TRUSTEE.

      In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

      Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which the certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Issuer, the Trust Depositor, or other appropriate Person, stating that the information with respect to such factual matters is in the possession of the Servicer, the Issuer, the Trust Depositor or such other Person, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

      Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

      Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy in all material respects, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

      SECTION 11.03 ACTS OF NOTEHOLDERS.

      (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this
Section 11.03.

      (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

      (c) The ownership of Notes shall be proved by the Note Register.

      (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

      SECTION 11.04 NOTICES, ETC., TO INDENTURE TRUSTEE AND OTHERS.

      Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

            (i) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee and received at the Corporate Trust Office, or

            (ii) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first - class, postage prepaid to the Issuer addressed to: CapitalSource Commercial Loan Trust 2002 - 2, c/o Wilmington Trust Company, One Rodney Square North, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, with a copy to CapitalSource Finance LLC at

      4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815, Attention:
      James M. Mozingo, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer, CapitalSource or the Trust Depositor. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

      Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to (i) in the case of S&P, at the following address: Standard and Poor's Rating Service, 55 Water Street, 41st Floor, New York, New York 10007, Attention: Surveillance: Asset - Backed Services, (ii) in the case of Fitch, at the following address: 55 East Monroe Street, Suite 3500, Chicago, Illinois 60603, Attention: CDO Surveillance, and (iii) in the case of Moody's, at the following address: Moody's Investors Service, ABS Monitoring Department, 99 Church Street, New York, New York 10007, cdomonitoring@moodys.com; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties; provided, however, that no notice shall be required to be given to the Rating agencies until a Class of Notes has been rated by such Rating Agency.

      Notices required to be given to any Hedge Counterparty by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to the notice address shown in the register kept by the Issuer, as provided to the Indenture Trustee.

      SECTION 11.05 NOTICES TO NOTEHOLDERS; WAIVER.

      Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, by nationally recognized overnight courier or by first
- class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

      Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

      In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

      Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

      SECTION 11.06 ALTERNATE PAYMENT AND NOTICE PROVISIONS.

      Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

      SECTION 11.07 [RESERVED].

      SECTION 11.08 EFFECT OF HEADINGS.

      The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

      SECTION 11.09 SUCCESSORS AND ASSIGNS.

      All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

      SECTION 11.10 SEVERABILITY.

      In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      SECTION 11.11 BENEFITS OF INDENTURE.

      Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder (including the Hedge Counterparties), and any other Person with an ownership interest in any part of the Indenture Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture.

      SECTION 11.12 LEGAL HOLIDAYS.

      In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

      SECTION 11.13 GOVERNING LAW.

      (a) THIS INDENTURE, EACH SUPPLEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      (b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Indenture by, among other things, the mutual waivers and certifications in this subsection 11.13(b).

      SECTION 11.14 COUNTERPARTS.

      This Indenture may be executed in any number of counterparts (including by facsimile), each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      SECTION 11.15 [RESERVED].

      SECTION 11.16 ISSUER OBLIGATION.

      No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee and the Trust Company shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

      SECTION 11.17 NO PETITION.

      The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not prior to the date which is one (1) year and one (1) day after payment in full of each Class of Notes rated by any Rating Agency, institute against the Trust Depositor or the Issuer, or join in any institution against the Trust Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Transaction Documents.

      SECTION 11.18 INSPECTION; CONFIDENTIALITY.

      The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer's normal business hours, and in a manner that does not unreasonably interfere with the Issuer's normal operations, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times, in such reasonable manner, and as often as may be reasonably requested. THE INDENTURE TRUSTEE SHALL AND SHALL CAUSE ITS REPRESENTATIVES, ITS LEGAL COUNSEL AND ITS AUDITORS TO HOLD IN CONFIDENCE ALL SUCH INFORMATION EXCEPT TO THE EXTENT DISCLOSURE MAY BE REQUIRED BY LAW (AND ALL REASONABLE APPLICATIONS FOR CONFIDENTIAL TREATMENT ARE UNAVAILING) AND EXCEPT TO THE EXTENT THAT THE INDENTURE TRUSTEE MAY REASONABLY DETERMINE THAT SUCH DISCLOSURE IS CONSISTENT WITH ITS OBLIGATIONS HEREUNDER AND UNDER APPLICABLE LAW.

      SECTION 11.19 LIMITATION OF LIABILITY.

      It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee on behalf of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Indenture and by any person claiming by, through or under them and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaking by the Issuer under this Indenture or any related documents.

      SECTION 11.20 DISCLAIMER AND SUBORDINATION.

      Each Noteholder by accepting a Note and each Hedge Counterparty by accepting the benefits of this Indenture acknowledges and agrees that this Indenture and the Notes represent a debt obligation of the Issuer only and do not represent an interest in any assets (other than the Indenture Collateral) of the Trust Depositor (including by virtue of any deficiency claim in respect of obligations not paid or otherwise satisfied from the Trust Assets and proceeds thereof).

In furtherance of and not in derogation of the foregoing, each Noteholder by accepting a Note and each Hedge Counterparty by accepting the benefits of this Indenture acknowledges and agrees that it shall have no right, title or interest in or to any assets (or interests therein) (other than the Indenture Collateral) conveyed or purported to be conveyed by the Trust Depositor to another securitization trust (i.e., other than the Issuer) or other Person or Persons in connection therewith (whether by way of a sale, capital contribution or by virtue of the granting of a Lien) ("Other Assets"). To the extent that, notwithstanding the agreements and provisions contained in the preceding sentences of this Section 11.20, any Noteholder or Hedge Counterparty either (i) asserts an interest in or claim to, or benefit from, Other Assets, whether asserted against or through the Trust Depositor or any other Person owned by the Trust Depositor, or (ii) is deemed to have any such interest, claim or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of any applicable insolvency laws or otherwise (including without limitation by virtue of Section 111l(b) of the federal Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), and whether deemed asserted against or through the Trust Depositor or any other Person owned by the Trust Depositor, then each Noteholder by accepting a Note and each Hedge Counterparty by accepting the benefits of this Indenture further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and shall be expressly subordinated to the indefeasible payment in full of all obligations and liabilities of the Trust Depositor which, under the terms of the relevant documents relating to the securitization of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distribution or application under applicable law, including any applicable insolvency laws, and whether asserted against the Trust Depositor or any other Person owned by the Trust Depositor), including, without limitation, the payment of post - petition interest on such other obligations and liabilities. This subordination agreement shall be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Each Noteholder and each Hedge Counterparty further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 11.20 and that the terms and provisions of this Section 11.20 may be enforced by an action for specific performance. Nothing in this Section 11.20 shall in any way affect the rights of any Hedge Counterparty against any guaranty by CapitalSource Finance LLC of the Issuer's obligations under any Hedge.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

      IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                     CAPITALSOURCE COMMERCIAL LOAN TRUST
                                     2002-2

                                     By:  WILMINGTON TRUST COMPANY, not in its
                                          individual capacity, but solely as
                                          Owner Trustee on behalf of the Trust

                                     By: /s/ Kathleen A. Pedelini
                                        ----------------------------------------
                                     Name: Kathleen A. Pedelini
                                          --------------------------------------
                                     Title: Financial Services Officer
                                           -------------------------------------

                                     WELLS FARGO BANK MINNESOTA, NATIONAL
                                     ASSOCIATION, NOT IN ITS individual capacity but solely as the Indenture Trustee

                                     By: /s/ Timothy Matyi
                                        ----------------------------------------
                                     Name: Timothy Matyi
                                          --------------------------------------
                                     Title: Assistant Vice President
                                           -------------------------------------

STATE OF     Delaware      )
                           ) ss.:
COUNTY OF    New Castle    )

      On this 28th day of October, 2002, before me personally appeared Kathleen
A. Pedelini, to me known, who being by me duly sworn, did depose and say, that he resides in Wilmington, Delaware, that he is the Financial Services Officer of the Owner Trustee, one of the corporations described in and which executed the above instrument; and that he signed his name thereto by like order.

                                                /s/ Janel R. Havrilla
                                                --------------------------------
                                                Notary Public

STATE OF    Minnesota      )
                           ) ss.:
COUNTY OF   Hennepin       )

      On this ___ day of October, 2002, before me personally appeared Timothy Matyi, to me known, who being by me duly sworn, did depose and say, that he resides at _____________, ______________________________ ______ that he is the
Assistant Vice President of the Indenture Trustee, one of the corporations described in and which executed the above instrument; and that he signed his name thereto by like order.

                                                /s/ James J. Janus
                                                --------------------------------
                                                Notary Public

                                                                     EXHIBIT A-1

                             [FORM OF CLASS A NOTE]

                  CAPITALSOURCE COMMERCIAL LOAN TRUST 2002-2

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER REQUIREMENTS OF LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (WITHIN THE MEANING OF RULE 501 (a)(1)-(3) OR (7) UNDER THE SECURITIES ACT) PURCHASING FOR INVESTMENT AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH CASE, SUBJECT TO (A) THE RECEIPT BY THE INDENTURE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE INDENTURE AND (B) THE RECEIPT BY THE INDENTURE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE INDENTURE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER REQUIREMENTS OF LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION,
(3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (5) PURSUANT TO A VALID REGISTRATION STATEMENT. THE PURCHASE OF THIS NOTE WILL BE DEEMED A REPRESENTATION BY THE ACQUIRER THAT EITHER: (I) IT IS NOT, AND IS NOT PURCHASING THIS NOTE FOR, ON BEHALF OF OR WITH THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF ERISA AND/OR SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE) THAT IS SUBJECT TO ANY FEDERAL, STATE, OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR
(II) PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 OR SOME OTHER PROHIBITED TRANSACTION EXEMPTION IS


                                      A-1-1

APPLICABLE TO THE PURCHASE, HOLDING AND DISPOSITION OF THIS NOTE BY THE
ACQUIRER.

[IF HELD BY DTC] [UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[IF REGULATION S GLOBAL NOTE] [THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE ORIGINAL ISSUE DATE OF THE NOTES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.


                                     A-1-2

REGISTERED                                                      $_______________

No. A -

                       SEE REVERSE FOR CERTAIN DEFINITIONS

                                                      [CUSIP NO. ___________]
                                                      [Reg S ISIN NO. ________]
                                                      [Reg S CUSIP No._________]
                                                      [Common Code No. ________]


      CapitalSource Commercial Loan Trust 2002 - 2, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to ______________________ , or registered assigns, the principal sum of ___________ DOLLARS payable on each Remittance Date in an amount equal to the result obtained by multiplying
(i) a fraction the numerator of which is the initial principal balance of this Class A Note and the denominator of which is the Initial Class A Principal Balance by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A Notes.

      The principal of and interest on this Class A Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class A Note shall be applied first to interest due and payable on this Class A Note as provided above and then to the unpaid principal of this Class A Note.

      Reference is made to the further provisions of this Class A Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class A Note.

      Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Class A Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.


                                     A-1-3

      IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Responsible Officer as of the date set forth below.

Date: October 30, 2002

                                                CAPITALSOURCE COMMERCIAL LOAN
                                                TRUST 2002 - 2

                                                By:   WILMINGTON TRUST COMPANY,
                                                      not in its individual
                                                      capacity but solely as
                                                      Owner Trustee under the
                                                      Trust Agreement

                                                      By:_______________________
                                                          Authorized Signatory

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Class A Notes of CapitalSource Commercial Loan Trust 2002 - 2 designated above and referred to in the within - mentioned Indenture.

Date:  October 30, 2002
                                                WELLS FARGO BANK MINNESOTA,
                                                NATIONAL ASSOCIATION, not in its
                                                individual capacity but solely
                                                as Indenture Trustee,

                                                By: ____________________________
                                                       Authorized Signatory


                                     A-1-4

                                [REVERSE OF NOTE]

      This Class A Note is one of a duly authorized issue of Class A Notes of the Issuer, designated as its CapitalSource Commercial Loan Trust Notes, Series 2002 - 2, Class A (herein called the "Class A Notes"), all issued under an Indenture, dated as of October 30, 2002 (such indenture, as supplemented or amended, is herein called the "Indenture"), between the Issuer and Wells Fargo Bank Minnesota, National Association, as indenture trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Class A Notes. The Class A Notes are subject to all terms of the Indenture. All terms used in this Class A Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

      Notwithstanding the foregoing, the entire unpaid principal amount of the Class A Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee, or the Majority Noteholders have declared the Class A Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class A Notes shall be made pro rata to the Class A Noteholders entitled thereto.

      Each Class A Noteholder or Class A Note Owner, by acceptance of a Class A Note or, in the case of a Class A Note Owner, a beneficial interest in a Class A Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer under the Indenture on the Class A Notes or under any certificate or other writing delivered in connection therewith, against the Trust Depositor, the Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity.

      On each Remittance Date, commencing November 20, 2002, the Indenture Trustee or Paying Agent shall distribute to the Person in whose name this Class A Note is registered at the close of business on the Record Date an amount equal to the product of the Percentage Interest of the Class A Notes evidenced by this Class A Note and the amount required to be distributed to Holders of Class A Notes on such Remittance Date pursuant to Section 3.05 of the Indenture.

      During each Interest Accrual Period, this Class A Note will bear interest at the Class A Note Interest Rate.

      Distributions on this Class A Note will be made by the Indenture Trustee or Paying Agent by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Note Register or, upon written request to the Indenture Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Note Register without the presentation or surrender of this Note or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, and, in the


                                      A-1-5
case of wire transfers, at the expense of such Person unless such Person shall own of record Class A Notes which have Initial Class A Principal Balances aggregating at least $1,000,000.

      Notwithstanding the above, the final distribution on this Class A Note will be made after due notice by the Indenture Trustee of the pendency of such distribution and only upon presentation and surrender of this Class A Note at the office or agency maintained for that purpose by the Note Registrar in New York, New York.

      As provided in the Indenture and the Sale and Servicing Agreement, deposits and withdrawals from the Note Distribution Account, the Principal and Interest Account and the Reserve Fund may be made by the Indenture Trustee from time to time for purposes other than distributions to Class A Noteholders, such purposes including reimbursement to the Servicer of advances made, or certain expenses incurred, by it, and investment in Permitted Investments.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Class A Note is registrable in the Note Register upon surrender of this Class A Note for registration of transfer at the offices or agencies maintained by the Note Registrar in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Indenture Trustee, duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Class A Notes in authorized denominations evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

      The Class A Note is issuable only as a registered Class A Note. As provided in the Indenture and subject to certain limitations therein set forth, the Class A Note is exchangeable for a new Class A Note evidencing the same undivided ownership interest, as requested by the holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Servicer, the Trust Depositor, the Indenture Trustee and the Note Registrar, and any agent of any of the foregoing, may treat the person in whose name this Class A Note is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the contrary.

      The obligations and responsibilities created by the Indenture shall terminate upon the payment to Class A Noteholders of all amounts required to be paid to them pursuant to the Indenture and the Sale and Servicing Agreement and the disposition of all property held as part of the Indenture Collateral.


                                     A-1-6

            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(1)

      The following exchanges of a part of this Global Note for an interest in another Global Note or for an Individual Note, or exchanges of a part of another Global Note or Individual Note for an interest in this Global Note, have been made:

                                                                          Principal Amount of
                                                                          this Global Note
                         Amount of decrease in    Amount of increase in   following such          Signature of
                         Principal Amount of      Principal Amount of     decrease                Responsible Officer
Date of Exchange         this Global Note         this Global Note        (or increase)           of Note Registrar
----------------         ----------------         ----------------        -------------           -----------------


----------
(1)   This should be included only if the Note is issued in global form.


                                     A-1-7

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

________________________________________________________________________________

                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _____________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:  _____________________________          ______________________________(2)

                              Signature Guaranteed:

----------
(2) NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.


                                     A-1-8

                                                                   EXHIBIT A - 2

                             [FORM OF CLASS B NOTE]

                  CAPITALSOURCE COMMERCIAL LOAN TRUST 2002 - 2

      THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER REQUIREMENTS OF LAWS AND ONLY
(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (WITHIN THE MEANING OF RULE 501 (a)(1) - (3) OR (7) UNDER THE SECURITIES ACT) PURCHASING FOR INVESTMENT AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH CASE, SUBJECT TO (A) THE RECEIPT BY THE INDENTURE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE INDENTURE AND (B) THE RECEIPT BY THE INDENTURE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE INDENTURE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER REQUIREMENTS OF LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION,
(3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (5) PURSUANT TO A VALID REGISTRATION STATEMENT. THE PURCHASE OF THIS NOTE WILL BE DEEMED A REPRESENTATION BY THE ACQUIRER THAT EITHER: (I) IT IS NOT, AND IS NOT PURCHASING THIS NOTE FOR, ON BEHALF OF OR WITH THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF ERISA AND/OR SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE) THAT IS SUBJECT TO ANY FEDERAL, STATE, OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR
(II) PTCE 95 - 60, PTCE 96 - 23, PTCE 91 - 38, PTCE 90 - 1, PTCE 84 - 14 OR SOME
OTHER PROHIBITED TRANSACTION EXEMPTION IS


                                     A-2-1

APPLICABLE TO THE PURCHASE, HOLDING AND DISPOSITION OF THIS NOTE BY THE
ACQUIRER.

      [IF HELD BY DTC] [UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

      [IF REGULATION S GLOBAL NOTE] [THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE ORIGINAL ISSUE DATE OF THE NOTES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

      THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

      THE RIGHTS OF THE HOLDER OF THIS CLASS B NOTE TO RECEIVE INTEREST ARE SUBORDINATED TO THE RIGHTS OF THE HOLDERS OF THE CLASS A NOTES TO RECEIVE INTEREST AND THE RIGHTS OF THE HOLDERS OF THIS CLASS B NOTE TO RECEIVE PRINCIPAL ARE SUBORDINATED TO THE RIGHTS OF THE HOLDERS OF THE CLASS A NOTES TO RECEIVE PRINCIPAL AND INTEREST.


                                     A-2-2

REGISTERED                                                      $_______________

No. B -

                       SEE REVERSE FOR CERTAIN DEFINITIONS

                                                      [CUSIP NO. __________]
                                                      [Reg S ISIN NO._______]
                                                      [Reg S CUSIP No._________]
                                                      [Common Code No._________]

      CapitalSource Commercial Loan Trust 2002 - 2, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to ______________________, or registered assigns, the principal sum of ___________ DOLLARS payable on each Remittance Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is the initial principal balance of this Class B Note and the denominator of which is the Initial Class B Principal Balance by
(ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class B Notes pursuant to Section 3.05 of the Indenture.

      The principal of and interest on this Class B Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class B Note shall be applied first to interest due and payable on this Class B Note as provided above and then to the unpaid principal of this Class B Note.

      Reference is made to the further provisions of this Class B Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class B Note.

      Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Class B Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.


                                     A-2-3

      IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Responsible Officer as of the date set forth below.

Date:  October 30, 2002

                                                CAPITALSOURCE COMMERCIAL LOAN
                                                TRUST 2002-2

                                                By: WILMINGTON TRUST COMPANY,
                                                    not in its individual
                                                    capacity but solely as Owner
                                                    Trustee under the Trust
                                                    Agreement

                                                    By:_________________________
                                                         Authorized Signatory

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Class B Notes of CapitalSource Commercial Loan Trust 2002-2 designated above and referred to in the within-mentioned Indenture.

Date:  October 30, 2002

                                                WELLS FARGO BANK MINNESOTA,
                                                NATIONAL ASSOCIATION, not in its
                                                individual capacity but solely
                                                as Indenture Trustee,

                                                By: ____________________________
                                                       Authorized Signatory


                                     A-2-4

                                [REVERSE OF NOTE]

         This Class B Note is one of a duly authorized issue of Class B Notes of the Issuer, designated as its CapitalSource Commercial Loan Trust Notes, Series 2002-2, Class B (herein called the "Class B Notes"), all issued under an Indenture, dated as of October 30, 2002 (such indenture, as supplemented or amended, is herein called the "Indenture"), between the Issuer and Wells Fargo Bank Minnesota, National Association, as indenture trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Class B Notes. The Class B Notes are subject to all terms of the Indenture. All terms used in this Class B Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

         Notwithstanding the foregoing, the entire unpaid principal amount of the Class B Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee, or the Majority Noteholders have declared the Class B Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class B Notes shall be made pro rata to the Class B Noteholders entitled thereto.

         Each Class B Noteholder or Class B Note Owner, by acceptance of a Class B Note or, in the case of a Class B Note Owner, a beneficial interest in a Class B Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer under the Indenture on the Class B Notes or under any certificate or other writing delivered in connection therewith, against the Trust Depositor, the Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity or any of their Affiliates.

         On each Remittance Date, commencing November 20, 2002, the Indenture Trustee or Paying Agent shall distribute to the Person in whose name this Class B Note is registered at the close of business on the Record Date an amount equal to the product of the Percentage Interest of the Class B Notes evidenced by this Class B Note and the amount required to be distributed to Holders of Class B Notes on such Remittance Date pursuant to Section 3.05 of the Indenture.

         During each Interest Accrual Period, this Class B Note will bear interest at the Class B Note Interest Rate.

         Distributions on this Class B Note will be made by the Indenture Trustee or Paying Agent by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Note Register or, upon written request to the Indenture Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Note Register without the presentation or surrender of this Note or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, and, in the case of wire transfers, at the expense of such Person unless such Person shall own of record Class B Notes which have Initial Class B Principal Balances aggregating at least $1,000,000.

                                     A-2-5

         Notwithstanding the above, the final distribution on this Class B Note will be made after due notice by the Indenture Trustee of the pendency of such distribution and only upon presentation and surrender of this Class B Note at the office or agency maintained for that purpose by the Note Registrar in New York, New York.

         As provided in the Indenture and the Sale and Servicing Agreement, deposits and withdrawals from the Note Distribution Account, the Principal and Interest Account and the Reverse Fund may be made by the Indenture Trustee from time to time for purposes other than distributions to Class B Noteholders, such purposes including reimbursement to the Servicer of advances made, or certain expenses incurred, by it, and investment in Permitted Investments.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Class B Note is registrable in the Note Register upon surrender of this Class B Note for registration of transfer at the offices or agencies maintained by the Note Registrar in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Indenture Trustee, duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Class B Notes in authorized denominations evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

         The Class B Note is issuable only as a registered Class B Note. As provided in the Indenture and subject to certain limitations therein set forth, the Class B Note is exchangeable for a new Class B Note evidencing the same undivided ownership interest, as requested by the holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Servicer, the Trust Depositor, the Indenture Trustee and the Note Registrar, and any agent of any of the foregoing, may treat the person in whose name this Class B Note is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the contrary.

         The obligations and responsibilities created by the Indenture shall terminate upon the payment to Class B Noteholders of all amounts required to be paid to them pursuant to the Indenture and the Sale and Servicing Agreement and the disposition of all property held as part of the Indenture Collateral.

                                     A-2-6

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(3)

         The following exchanges of a part of this Global Note for an interest in another Global Note or for an Individual Note, or exchanges of a part of another Global Note or Individual Note for an interest in this Global Note, have been made:

                                                                          Principal Amount of
                                                                          this Global Note
                         Amount of decrease in    Amount of increase in   following such          Signature of
                         Principal Amount of      Principal Amount of     decrease                Responsible Officer
Date of Exchange         this Global Note         this Global Note        (or increase)           of Note Registrar
----------------         ----------------         ----------------        -------------           -----------------



----------------------------

(3)      This should be included only if the Note is issued in global form.

                                     A-2-7

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

________________________________________________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _____________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _________________________                _____________________________(4)

                              Signature Guaranteed:

___________________________
(4) NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

                                     A_2_8

                                                                     EXHIBIT A-3

                             [FORM OF CLASS C NOTE]

                   CAPITALSOURCE COMMERCIAL LOAN TRUST 2002-2

         THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER REQUIREMENTS OF LAWS AND ONLY
(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (WITHIN THE MEANING OF RULE 501 (a)(1)-(3) OR (7) UNDER THE SECURITIES ACT) PURCHASING FOR INVESTMENT AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH CASE, SUBJECT TO (A) THE RECEIPT BY THE INDENTURE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE INDENTURE AND (B) THE RECEIPT BY THE INDENTURE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE INDENTURE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER REQUIREMENTS OF LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION,
(3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (5) PURSUANT TO A VALID REGISTRATION STATEMENT. THE PURCHASE OF THIS NOTE WILL BE DEEMED A REPRESENTATION BY THE ACQUIRER THAT EITHER: (I) IT IS NOT, AND IS NOT PURCHASING THIS NOTE FOR, ON BEHALF OF OR WITH THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF ERISA AND/OR SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE) THAT IS SUBJECT TO ANY FEDERAL, STATE, OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR
(II) PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 OR SOME OTHER PROHIBITED TRANSACTION EXEMPTION IS

                                     A-3-1

APPLICABLE TO THE PURCHASE, HOLDING AND DISPOSITION OF THIS NOTE BY THE
ACQUIRER.

         [IF HELD BY DTC] [UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

         [IF REGULATION S GLOBAL NOTE] [THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE ORIGINAL ISSUE DATE OF THE NOTES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

         THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

         THE RIGHTS OF THE HOLDER OF THIS CLASS C NOTE TO RECEIVE INTEREST ARE SUBORDINATED TO THE RIGHTS OF THE HOLDERS OF THE CLASS A NOTES AND THE CLASS B NOTES TO RECEIVE INTEREST AND THE RIGHTS OF THE HOLDERS OF THIS CLASS C NOTE TO RECEIVE PRINCIPAL ARE SUBORDINATED TO THE RIGHTS OF THE HOLDERS OF THE CLASS A NOTES AND THE CLASS B NOTES TO RECEIVE PRINCIPAL AND INTEREST.

                                     A-3-2

REGISTERED                                                      $_______________

No. C -

                       SEE REVERSE FOR CERTAIN DEFINITIONS

                                                  [CUSIP NO. __________]
                                                  [Reg S ISIN NO._______]
                                                  [Reg S CUSIP No._________]
                                                  [Common Code No._________]

         CapitalSource Commercial Loan Trust 2002 - 2, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to ______________________, or registered assigns, the principal sum of ___________ DOLLARS payable on each Remittance Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is the initial principal balance of this Class C Note and the denominator of which is the Initial Class C Principal Balance by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class C Notes pursuant to Section 3.05 of the Indenture.

         The principal of and interest on this Class C Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Class C Note shall be applied first to interest due and payable on this Class C Note as provided above and then to the unpaid principal of this Class C Note.

         Reference is made to the further provisions of this Class C Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class C Note.

         Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Class C Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

                                     A-3-3

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Responsible Officer as of the date set forth below.

Date:  October 30, 2002

                                    CAPITALSOURCE COMMERCIAL LOAN TRUST
                                    2002-2

                                    By:  WILMINGTON TRUST COMPANY, not in
                                         its individual capacity but solely as
                                         Owner Trustee under the Trust Agreement

                                         By:____________________________________
                                                  Authorized Signatory


                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Class C Notes of CapitalSource Commercial Loan Trust 2002-2 designated above and referred to in the within-mentioned Indenture.

Date:  October 30, 2002

                                    WELLS FARGO BANK MINNESOTA, NATIONAL
                                    ASSOCIATION, not in its individual capacity but solely as Indenture Trustee,

                                    By: ___________________________________
                                             Authorized Signatory

                                     A-3-4

                                [REVERSE OF NOTE]

         This Class C Note is one of a duly authorized issue of Class C Notes of the Issuer, designated as its CapitalSource Commercial Loan Trust Notes, Series 2002-2, Class C (herein called the "Class C Notes"), all issued under an Indenture, dated as of October 30, 2002 (such indenture, as supplemented or amended, is herein called the "Indenture"), between the Issuer and Wells Fargo Bank Minnesota, National Association, as indenture trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Class C Notes. The Class C Notes are subject to all terms of the Indenture. All terms used in this Class C Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

         Notwithstanding the foregoing, the entire unpaid principal amount of the Class C Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee, or the Majority Noteholders have declared the Class C Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class C Notes shall be made pro rata to the Class C Noteholders entitled thereto.

         Each Class C Noteholder or Class C Note Owner, by acceptance of a Class C Note or, in the case of a Class C Note Owner, a beneficial interest in a Class C Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer under the Indenture on the Class C Notes or under any certificate or other writing delivered in connection therewith, against the Trust Depositor, the Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity or any of their Affiliates.

         On each Remittance Date, commencing November 20, 2002, the Indenture Trustee or Paying Agent shall distribute to the Person in whose name this Class C Note is registered at the close of business on the Record Date an amount equal to the product of the Percentage Interest of the Class C Notes evidenced by this Class C Note and the amount required to be distributed to Holders of Class C Notes on such Remittance Date pursuant to Section 3.05 of the Indenture.

         During each Interest Accrual Period, this Class C Note will bear interest at the Class C Note Interest Rate.

         Distributions on this Class C Note will be made by the Indenture Trustee or Paying Agent by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Note Register or, upon written request to the Indenture Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Note Register without the presentation or surrender of this Note or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, and, in the case of wire transfers, at the expense of such Person unless such Person shall own of record Class C Notes which have Initial Class C Principal Balances aggregating at least $1,000,000.

                                     A-3-5

         Notwithstanding the above, the final distribution on this Class C Note will be made after due notice by the Indenture Trustee of the pendency of such distribution and only upon presentation and surrender of this Class C Note at the office or agency maintained for that purpose by the Note Registrar in New York, New York.

         As provided in the Indenture and the Sale and Servicing Agreement, deposits and withdrawals from the Note Distribution Account, the Principal and Interest Account and the Reserve Fund may be made by the Indenture Trustee from time to time for purposes other than distributions to Class C Noteholders, such purposes including reimbursement to the Servicer of advances made, or certain expenses incurred, by it, and investment in Permitted Investments.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Class C Note is registrable in the Note Register upon surrender of this Class C Note for registration of transfer at the offices or agencies maintained by the Note Registrar in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Indenture Trustee, duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Class C Notes in authorized denominations evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

         The Class C Note is issuable only as a registered Class C Note. As provided in the Indenture and subject to certain limitations therein set forth, the Class C Note is exchangeable for a new Class C Note evidencing the same undivided ownership interest, as requested by the holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Servicer, the Trust Depositor, the Indenture Trustee and the Note Registrar, and any agent of any of the foregoing, may treat the person in whose name this Class C Note is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the contrary.

         The obligations and responsibilities created by the Indenture with respect to this Class C Note shall terminate upon the payment to Class C Noteholders of all amounts required to be paid to them pursuant to the Indenture and the Sale and Servicing Agreement and the disposition of all property held as part of the Indenture Collateral with respect to this Class C Note.

                                     A-3-6

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(5)

         The following exchanges of a part of this Global Note for an interest in another Global Note or for an Individual Note, or exchanges of a part of another Global Note or Individual Note for an interest in this Global Note, have been made:

                                                                     Principal Amount of
                                                                     this Global Note
                    Amount of decrease in    Amount of increase in   following such          Signature of
                    Principal Amount of      Principal Amount of     decrease                Responsible Officer
Date of Exchange    this Global Note         this Global Note        (or increase)           of Note Registrar
----------------    ----------------         ----------------        -------------           -----------------


----------------------------
(5)      This should be included only if the Note is issued in global form.

                                     A-3-7

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _____________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:  ____________________________         ________________________________(4)

                              Signature Guaranteed:

--------------------------
(6) NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

                                     A-3-8

                                                                     EXHIBIT A-4

                             [FORM OF CLASS D NOTE]

                   CAPITALSOURCE COMMERCIAL LOAN TRUST 2002-2

         THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER REQUIREMENTS OF LAWS AND ONLY
(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (WITHIN THE MEANING OF RULE 501 (a)(1)-(3) OR (7) UNDER THE SECURITIES ACT) PURCHASING FOR INVESTMENT AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH CASE, SUBJECT TO (A) THE RECEIPT BY THE INDENTURE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE INDENTURE AND (B) THE RECEIPT BY THE INDENTURE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE INDENTURE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER REQUIREMENTS OF LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION,
(3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (5) PURSUANT TO A VALID REGISTRATION STATEMENT. THE PURCHASE OF THIS NOTE WILL BE DEEMED A REPRESENTATION BY THE ACQUIRER THAT EITHER: (I) IT IS NOT, AND IS NOT PURCHASING THIS NOTE FOR, ON BEHALF OF OR WITH THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF ERISA AND/OR SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE) THAT IS SUBJECT TO ANY FEDERAL, STATE, OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR
(II) PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 OR SOME OTHER PROHIBITED TRANSACTION EXEMPTION IS

                                     A-4-1

APPLICABLE TO THE PURCHASE, HOLDING AND DISPOSITION OF THIS NOTE BY THE
ACQUIRER.

         [IF HELD BY DTC] [UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

         [IF REGULATION S GLOBAL NOTE] [THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE ORIGINAL ISSUE DATE OF THE NOTES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

         THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

         THIS CLASS D NOTE IS A PRINCIPAL ONLY NOTE AND DOES NOT BEAR ANY INTEREST.

         THE RIGHTS OF THE HOLDERS OF THIS CLASS D NOTE TO RECEIVE PRINCIPAL ARE SUBORDINATED TO THE RIGHTS OF THE HOLDERS OF THE CLASS A NOTES, THE CLASS B NOTES AND THE CLASS C NOTES TO RECEIVE PRINCIPAL.

         THE CLASS D NOTE MAY NOT BE TRANSFERRED BY THE INITIAL CLASS D NOTEHOLDER UNTIL SUCH NOTEHOLDER HAS DELIVERED AN OPINION OF COUNSEL TO THE INDENTURE TRUSTEE REGARDING THE TREATMENT OF SUCH CLASS D NOTE AS DEBT FOR FEDERAL INCOME TAX PURPOSES.

                                     A-4-2

REGISTERED                                                     $_______________

No. D-

                       SEE REVERSE FOR CERTAIN DEFINITIONS

         CapitalSource Commercial Loan Trust 2002-2, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to ______________________, or registered assigns, the principal sum of ___________ DOLLARS payable on each Remittance Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is the initial principal balance of this Class D Note and the denominator of which is the Initial Class D Principal Balance by (ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class D Notes pursuant to Section 3.05 of the Indenture.

         Distributions on this Class D Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

         Reference is made to the further provisions of this Class D Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class D Note.

         Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Class D Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

                                     A-4-3

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Responsible Officer as of the date set forth below.

Date:  October 30, 2002

                                       CAPITALSOURCE COMMERCIAL LOAN
                                       TRUST 2002-2

                                       By:  WILMINGTON TRUST COMPANY, not in
                                            its individual capacity but solely
                                            as Owner Trustee under the Trust
                                            Agreement

                                            By:_______________________________
                                                     Authorized Signatory


                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Class D Notes of CapitalSource Commercial Loan Trust 2002-2 designated above and referred to in the within-mentioned Indenture.

Date:  October 30, 2002

                                       WELLS FARGO BANK MINNESOTA, NATIONAL
                                       ASSOCIATION, not in its individual
                                       capacity but solely as Indenture Trustee,

                                       By: _______________________________
                                                Authorized Signatory

                                     A-4-4

                                [REVERSE OF NOTE]

         This Class D Note is one of a duly authorized issue of Class D Notes of the Issuer, designated as its CapitalSource Commercial Loan Trust Notes, Series 2002 - 2, Class D (herein called the "Class D Notes"), all issued under an Indenture, dated as of October 30, 2002 (such indenture, as supplemented or amended, is herein called the "Indenture"), between the Issuer and Wells Fargo Bank Minnesota, National Association, as indenture trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Class D Notes. The Class D Notes are subject to all terms of the Indenture. All terms used in this Class D Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

         Notwithstanding the foregoing, the entire unpaid principal amount of the Class D Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee, or the Majority Noteholders have declared the Class D Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class D Notes shall be made pro rata to the Class D Noteholders entitled thereto.

         Each Class D Noteholder or Class D Note Owner, by acceptance of a Class D Note or, in the case of a Class D Note Owner, a beneficial interest in a Class D Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer under the Indenture on the Class D Notes or under any certificate or other writing delivered in connection therewith, against the Trust Depositor, the Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity or any of their Affiliates.

         On each Remittance Date, commencing November 20, 2002, the Indenture Trustee or Paying Agent shall distribute to the Person in whose name this Class D Note is registered at the close of business on the Record Date an amount equal to the product of the Percentage Interest of the Class D Notes evidenced by this Class D Note and the amount required to be distributed to Holders of Class D Notes on such Remittance Date pursuant to Section 3.05 of the Indenture.

         This Class D Note will not bear interest.

         Distributions on this Class D Note will be made by the Indenture Trustee or Paying Agent by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Note Register or, upon written request to the Indenture Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Note Register without the presentation or surrender of this Note or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, and, in the case of wire transfers, at the expense of such Person unless such Person shall own of record Class D Notes which have Initial Class D Principal Balances aggregating at least $1,000,000.

                                     A-4-5

         Notwithstanding the above, the final distribution on this Class D Note will be made after due notice by the Indenture Trustee of the pendency of such distribution and only upon presentation and surrender of this Class D Note at the office or agency maintained for that purpose by the Note Registrar in New York, New York.

         As provided in the Indenture and the Sale and Servicing Agreement, deposits and withdrawals from the Note Distribution Account, the Principal and Interest Account and the Reserve Fund may be made by the Indenture Trustee from time to time for purposes other than distributions to Class D Noteholders, such purposes including reimbursement to the Servicer of advances made, or certain expenses incurred, by it, and investment in Permitted Investments.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Class D Note is registrable in the Note Register upon surrender of this Class D Note for registration of transfer at the offices or agencies maintained by the Note Registrar in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Indenture Trustee, duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Class D Notes in authorized denominations evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

         The Class D Note is issuable only as a registered Class D Note. As provided in the Indenture and subject to certain limitations therein set forth, the Class D Note is exchangeable for a new Class D Note evidencing the same undivided ownership interest, as requested by the holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Servicer, the Trust Depositor, the Indenture Trustee and the Note Registrar, and any agent of any of the foregoing, may treat the person in whose name this Class D Note is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the contrary.

         The obligations and responsibilities created by the Indenture with respect to this Class D Note shall terminate upon the payment to Class D Noteholders of all amounts required to be paid to them pursuant to the Indenture and the Sale and Servicing Agreement and the disposition of all property held as part of the Indenture Collateral with respect to this Class D Note.

                                     A-4-6

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(7)

         The following exchanges of a part of this Global Note for an interest in another Global Note or for an Individual Note, or exchanges of a part of another Global Note or Individual Note for an interest in this Global Note, have been made:

                                                                      Principal Amount of
                                                                      this Global Note
                     Amount of decrease in    Amount of increase in   following such          Signature of
                     Principal Amount of      Principal Amount of     decrease                Responsible Officer
Date of Exchange     this Global Note         this Global Note        (or increase)           of Note Registrar
----------------     ----------------         ----------------        -------------           -----------------


--------------------------

(7) This  should be included only if the Note is issued in global form.

                                     A-4-7

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _____________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:  ____________________________        _________________________________(8)

                              Signature Guaranteed:

-------------------------
(8) NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

                                     A-4-8

                                                                     EXHIBIT A-5

                             [FORM OF CLASS E NOTE]

                   CAPITALSOURCE COMMERCIAL LOAN TRUST 2002-2


THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER REQUIREMENTS OF LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (WITHIN THE MEANING OF RULE 501 (a)(1)-(3) OR (7) UNDER THE SECURITIES ACT) PURCHASING FOR INVESTMENT AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH CASE, SUBJECT TO (A) THE RECEIPT BY THE INDENTURE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE INDENTURE AND (B) THE RECEIPT BY THE INDENTURE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE INDENTURE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER REQUIREMENTS OF LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION,
(3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (5) PURSUANT TO A VALID REGISTRATION STATEMENT. THE PURCHASE OF THIS NOTE WILL BE DEEMED A REPRESENTATION BY THE ACQUIRER THAT EITHER: (I) IT IS NOT, AND IS NOT PURCHASING THIS NOTE FOR, ON BEHALF OF OR WITH THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF ERISA AND/OR SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA FOR WHICH NO ELECTION HAS BEEN MADE UNDER SECTION 410(d) OF THE CODE) THAT IS SUBJECT TO ANY FEDERAL, STATE, OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR
(II) PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 OR SOME OTHER PROHIBITED TRANSACTION EXEMPTION IS

                                     A-5-1

APPLICABLE TO THE PURCHASE, HOLDING AND DISPOSITION OF THIS NOTE BY THE
ACQUIRER.

         THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

         THIS CLASS E NOTE IS A PRINCIPAL ONLY NOTE AND DOES NOT BEAR ANY INTEREST.

         THIS CLASS E NOTE MAY NOT BE TRANSFERRED DIRECTLY OR INDIRECTLY TO (1) EMPLOYEE BENEFIT PLANS, RETIREMENT ARRANGEMENTS, INDIVIDUAL RETIREMENT ACCOUNTS OR KEOGH PLANS SUBJECT TO EITHER TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (2) ENTITIES (INCLUDING INSURANCE COMPANY GENERAL ACCOUNTS) WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF ANY SUCH PLAN'S ARRANGEMENTS OR ACCOUNT'S INVESTMENT IN SUCH ENTITIES. FURTHER, THIS NOTE MAY BE TRANSFERRED ONLY TO A UNITED STATES PERSON WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

         NO TRANSFER, SALE, PLEDGE OR OTHER DISPOSITION OF ONE OR MORE CLASS E NOTES (A "TRANSFER") SHALL BE MADE UNLESS SIMULTANEOUSLY WITH THE TRANSFER (1) A PROPORTIONATE AMOUNT OF TRUST CERTIFICATES ARE TRANSFERRED SO THAT THE RATIO OF THE PERCENTAGE INTEREST OF THE TRUST CERTIFICATES SO TRANSFERRED TO ALL TRUST CERTIFICATES AND THE RATIO OF THE PERCENTAGE INTEREST OF THE CLASS E NOTES SO TRANSFERRED TO THE PERCENTAGE INTEREST OF ALL CLASS E NOTES ARE EQUAL, (2) THE TRANSFERS OF THE TRUST CERTIFICATES AND CLASS E NOTES REFERRED TO HEREIN ARE MADE TO THE SAME PERSON, AND (3) THE PERCENTAGE INTEREST OF THE TRUST CERTIFICATES AND CLASS E NOTES, RESPECTIVELY, SO TRANSFERRED IS NO LESS THAN TEN (10%) PERCENT.

         THE RIGHTS OF THE HOLDERS OF THIS CLASS E NOTE TO RECEIVE PRINCIPAL ARE SUBORDINATED TO THE RIGHTS OF THE HOLDERS OF THE CLASS A NOTES, THE CLASS B NOTES, THE CLASS C NOTES AND THE CLASS D NOTES TO RECEIVE PRINCIPAL.

                                     A-5-2

REGISTERED                                                     $_______________

No. E -

                       SEE REVERSE FOR CERTAIN DEFINITIONS

         CapitalSource Commercial Loan Trust 2002-2, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to ______________________, or registered assigns, the principal sum of ___________ DOLLARS payable on each Remittance Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is the initial principal balance of this Class E Note and the denominator of which is the Initial Class E Principal Balance by
(ii) the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class E Notes pursuant to Section 3.05 of the Indenture.

         Distributions on this Class E Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

         Reference is made to the further provisions of this Class E Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class E Note.

         Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Class E Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

                                     A-5-3

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Responsible Officer as of the date set forth below.

Date:  October 30, 2002

                                    CAPITALSOURCE COMMERCIAL LOAN TRUST
                                    2002-2

                                    By:  WILMINGTON TRUST COMPANY, not in its
                                         individual capacity but solely as Owner
                                         Trustee under the Trust Agreement

                                         By:_______________________________
                                                Authorized Signatory


                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Class E Notes of CapitalSource Commercial Loan Trust 2002-2 designated above and referred to in the within-mentioned Indenture.

Date:  October 30, 2002             WELLS FARGO BANK MINNESOTA,
                                    NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee,


                                    By: _______________________________
                                             Authorized Signatory

                                     A-5-4

                                [REVERSE OF NOTE]

         This Class E Note is one of a duly authorized issue of Class E Notes of the Issuer, designated as its CapitalSource Commercial Loan Trust Notes, Series 2002-2, Class E (herein called the "Class E Notes"), all issued under an Indenture dated as of October 30, 2002 (such indenture, as supplemented or amended, is herein called the "Indenture"), between the Issuer and Wells Fargo Bank Minnesota, National Association, as indenture trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Class E Notes. The Class E Notes are subject to all terms of the Indenture. All terms used in this Class E Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

         Notwithstanding the foregoing, the entire unpaid principal amount of the Class E Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee, or the Majority Noteholders have declared the Class E Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class E Notes shall be made pro rata to the Class E Noteholders entitled thereto.

         Each Class E Noteholder or Class E Note Owner, by acceptance of a Class E Note or, in the case of a Class E Note Owner, a beneficial interest in a Class E Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer under the Indenture on the Class E Notes or under any certificate or other writing delivered in connection therewith, against the Trust Depositor, the Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity or any of their Affiliates.

         On each Remittance Date, commencing November 20, 2002, the Indenture Trustee or Paying Agent shall distribute to the Person in whose name this Class E Note is registered on the close of business on the Record Date an amount equal to the product of the Percentage Interest of the Class E Notes evidenced by this Class E Note and the amount required to be distributed to Holders of Class E Notes on such Remittance Date pursuant to Section 3.05 of the Indenture.

         Distributions on this Class E Note will be made by the Indenture Trustee or Paying Agent by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Note Register or, upon written request to the Indenture Trustee, by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Note Register without the presentation or surrender of this Note or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, and, in the case of wire transfers, at the expense of such Person unless such Person shall own of record Class E Notes which have Initial Class E Principal Balances aggregating at least $1,000,000.

         Notwithstanding the above, the final distribution on this Class E Note will be made after due notice by the Indenture Trustee of the pendency of such distribution and only upon presentation and surrender of this Class E Note at the office or agency maintained for that purpose by the Note Registrar in New York, New York.

                                     A-5-5

         As provided in the Indenture and the Sale and Servicing Agreement, deposits and withdrawals from the Note Distribution Account, the Principal and Interest Account and the Reserve Fund may be made by the Indenture Trustee from time to time for purposes other than distributions to Class E Noteholders, such purposes including reimbursement to the Servicer of advances made, or certain expenses incurred, by it, and investment in Permitted Investments.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Class E Note is registrable in the Note Register upon surrender of this Class E Note for registration of transfer at the offices or agencies maintained by the Note Registrar in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Indenture Trustee, duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Class E Notes in authorized denominations evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

         The Class E Note is issuable only as a registered Class E Note. As provided in the Indenture and subject to certain limitations therein set forth, the Class E Note is exchangeable for a new Class E Note evidencing the same undivided ownership interest, as requested by the holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Servicer, the Trust Depositor, the Indenture Trustee and the Note Registrar, and any agent of any of the foregoing, may treat the person in whose name this Class E Note is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the contrary.

         The obligations and responsibilities created by the Indenture shall terminate upon the payment to Class E Noteholders of all amounts required to be paid to them pursuant to the Indenture and the Sale and Servicing Agreement and the disposition of all property held as part of the Indenture Collateral.

                                     A-5-6

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _____________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:  _______________________            _________________________________(9)

                              Signature Guaranteed:

-----------------------------
(9) NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

                                     A-5-7

                                                                       EXHIBIT B

                                  LIST OF LOANS

               See Exhibit G of the Sale and Servicing Agreement.

                                                                       EXHIBIT C

                            WIRING INSTRUCTIONS FORM

                                                           _______________, 2002

[Paying Agent]
[Trustee]

------------------------
------------------------
------------------------

Re: CapitalSource Commercial Loan Trust Notes, Series 2002-2, [Class A] [Class B] [Class C][Class D][Class E]

Dear Sir:

In connection with the sale of the above-captioned Note by __________________________ to _____________________________, ("Transferee") you,
as Paying Agent, are instructed to make all remittances to Transferee as Noteholder as of ____________, ____ by wire transfer. For such wire transfer, the wiring instructions are as follows:

                           ---------------------------
                           ---------------------------
                           ---------------------------

                                   ---------------------------
                                         Transferee

Noteholder's mailing address:

Name:

Address:

                                                                   EXHIBIT D - 1

                            FORM OF TRANSFEREE LETTER

CapitalSource Finance LLC,
  as the Servicer
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland  20815
Attention:  James M. Mozingo

Wells Fargo Bank Minnesota, National Association,
  as the Indenture Trustee
Sixth and Marquette Avenue, MAC N9311 - 161
Minneapolis, Minnesota  55479
Attention:  Corporate Trust Services/Asset Backed Administration

__________, 20__

Re: CapitalSource Commercial Loan Trust Notes, Series 2002 - 2 Class A, Class B, Class C, Class D and Class E Notes

Ladies and Gentlemen:

In connection with our acquisition of the above - captioned Notes, we certify that (a) we understand that the Notes are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an institutional "Accredited Investor," as defined in the Indenture pursuant to which the Notes were issued (the "Indenture"), and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Notes, (c) we have had the opportunity to ask questions of and receive answers from the Originator and the Servicer concerning the purchase of the Notes and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Notes, (d) we are acquiring the Notes for investment for our own account and not with a view to any distribution of such Notes (but without prejudice to our right at all times to sell or otherwise dispose of the Notes in accordance with clause (f) below), (e) we have not offered or sold any Notes to, or solicited offers to buy any Notes from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, (f) we will not sell, transfer or otherwise dispose of any Notes unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Note has executed and delivered to you a certificate to substantially the same effect as this certificate if required by the Indenture, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Indenture, (g) the purchaser is not acquiring a Note, directly or indirectly, for or on behalf of an employee

                                     D-1-1
benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Internal Revenue Code of 1986, as amended, or any entity, the assets of which would be deemed plan assets under the Department of Labor regulations set forth at 29 C.F.R. Section 2510.3 - 101; unless the purchaser is acquiring a Class A, Class B, Class C or Class D Note and Prohibited Transaction Class Exemption ("PTCE") 84 - 14, PTCE 90 - 1, PTCE 91 - 38, PTCE 95 - 60 or PTCE 92 - 23 or some other applicable prohibited transaction exemption is applicable to the acquisition and holdings of such Class A, Class B, Class C or Class D Note, (h) if the purchaser is acquiring a Class E Note, the purchaser is a U.S. Person, as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, and (i) if the purchaser is acquiring a Class E Note, the purchaser also is acquiring Trust Certificates such that the ratio and the Percentage Interest of the Trust Certificates being acquired to all Trust Certificates and the ratio and the Percentage Interest of the Class E Notes being acquired to all Class E Notes are equal.

                                       Very truly yours,

                                       -------------------------------------
                                       Print Name of Transferee

                                       By:
                                           ---------------------------------
                                                 Responsible Officer

                                     D-1-2

                                                                   EXHIBIT D - 2

                         FORM OF RULE 144A CERTIFICATION

CapitalSource Finance LLC,
  as the Servicer
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland  20815
Attention:  James M. Mozingo

Wells Fargo Bank Minnesota, National Association,
  as the Indenture Trustee
Sixth and Marquette Avenue, MAC N9311 - 161
Minneapolis, Minnesota  55479
Attention:  Corporate Trust Services/Asset Backed Administration

__________, 20__

Re: CapitalSource Commercial Loan Trust Notes, Series 2002 - 2 Class A, Class B, Class C, Class D and Class E Notes

Ladies and Gentlemen:

In connection with our acquisition any of the above Notes we certify that (a) we understand that the Notes are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from Originator and the Servicer concerning the purchase of the Notes and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Notes, (c) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Notes, any interest in the Notes or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Notes, any interest in the Notes or any other similar security from, or otherwise approached or negotiated with respect to the Notes, any interest in the Notes or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Notes under the Act or that would render the disposition of the Notes a violation of Section 5 of the Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Notes, (d) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Act and have completed the form of certification to that effect attached hereto as Annex 1, (e) we are not acquiring a Note, directly or indirectly, for or on behalf of an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Internal Revenue Code of 1986, as amended, or any entity, the assets of which would be deemed plan assets under the Department of Labor regulations set forth at 29 C.F.R. Section 2510.3 - 101; unless we are acquiring a Class A Note, Class B Note, Class C Note or Class D Note and Prohibited Transaction Class Exemption ("PTCE") 84 - 14, PTCE 90 - 1,

                                     D-2-1

PTCE 91 - 38, PTCE 95 - 60 or PTCE 92 - 23 or some other applicable prohibited transaction exemption is applicable to the acquisition and holdings of such Class A Note, Class B Note, Class C Note or Class D Note, (f) if we are acquiring a Class E Note, we are a U.S. Person, as such term is defined in
Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, and (g) if the purchaser is acquiring a Class E Note, we also are acquiring Trust Certificates such that the ratio and the Percentage Interest of the Trust Certificates being acquired to all Trust Certificates and the ratio and the Percentage Interest of the Class E Notes being acquired to all Class E Notes are equal. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Notes for our own account or for resale pursuant to Rule 144A and further, understand that such Notes may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Act.

                                       Very truly yours,


                                       ------------------------------------
                                       Print Name of Transferee

                                       By:
                                           --------------------------------
                                               Responsible Officer

                                     D-2-2

                                                        ANNEX 1 TO EXHIBIT D - 2

                             [FORM OF CERTIFICATION]

                                                                          [Date]

CapitalSource Finance LLC,
  as the Servicer
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland  20815
Attention:  James M. Mozingo

Wells Fargo Bank Minnesota, National Association,
  as the Indenture Trustee
Sixth and Marquette Avenue, MAC N9311 - 161
Minneapolis, Minnesota  55479
Attention:  Corporate Trust Services/Asset Backed Administration

Re: CapitalSource Commercial Loan Trust Notes, Series 2002 - 2 Class A, Class B, Class C, Class D and Class E Notes

Ladies and Gentlemen:

In connection with our purchase of the Notes, the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act")) as follows:

1. It owns and/or invests on a discretionary basis eligible securities (excluding affiliate's securities, bank deposit notes and CD's, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and currency, interest rate and commodity swaps), as described below:

         Amount:  $_________________; and

2.       The dollar amount set forth above is:

         a. greater than $100 million and the undersigned is one of the following entities:

            (1)   [ ]   an insurance company as defined in Section 2(13) of the
                        Act;* or

            (2)   [ ]   an investment company registered under the Investment
                        Company Act or any business development company as defined in Section 2(a)(48)

---------------------------
* A purchase by an insurance company for one or more of its separate accounts, as defined by section 2(a)(37) of the Investment Company Act of 1940, which are neither registered nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.

                                     D-2-1
                        of the Investment Company Act of 1940 or as defined in
                        Section 202(a)(22) of the Investment Advisers Act of 1940; or

            (3)   [ ]   a Small Business Investment Company licensed by the U.S.
                        Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

            (4)   [ ]   a plan (i) established and maintained by a state, its
                        political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

            (5)   [ ]   a corporation (other than a U.S. bank, savings and loan
                        association or equivalent foreign institution), partnership, Massachusetts or similar statutory or business trust, or an organization described in
                        Section 501(c)(3) of the Internal Revenue Code; or

            (6)   [ ]   a U.S. bank, savings and loan association or equivalent
                        foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements as of a date not more than 16 months preceding the date of sale in the case of a U.S. institution or 18 months in the case of a foreign institution; or

            (7)   [ ]   an investment adviser registered under the Investment
                        Advisers Act; or

         b. [ ]   greater than $10 million, and the undersigned is a broker
                  - dealer registered with the SEC; or

         c. [ ]   less than $10 million, and the undersigned is a broker
                  - dealer registered with the SEC and will only purchase Rule 144A securities in riskless principal transactions (as defined in Rule 144A); or

         d. [ ] less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or

         e. [ ] less than $100 million, and the undersigned is an entity, all the equity owners of which are qualified institutional buyers.

         The undersigned further certifies that it is purchasing Notes for its own account or for the account of others that independently qualify as "Qualified Institutional Buyers" as defined in Rule 144A. It is aware that the sale of the Notes is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A. The undersigned understands that the Notes may be resold, pledged or transferred pursuant to Rule 144A only to a person reasonably

                                     D-2-2
believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance in Rule 144A.

         The undersigned agrees that if at some time before the expiration of the holding period described in Rule 144 it wishes to dispose of or exchange any of the Notes, it will not transfer or exchange any of the Notes to a Qualified Institutional Buyer without first obtaining a letter in the form hereof from the transferee and delivering such certificate to the addressees hereof.

         IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Qualified Institutional Buyer on the _____ day of ___________, ____.

                                    Name of Institution
                                    Signature
                                    Name
                                    Title**

-------------------------------
* * Must be President, Chief Financial Officer, or other executive officer.

                                     D-2-3

                                                                       EXHIBIT E

            FORM OF TRANSFER CERTIFICATE FOR RULE 144A GLOBAL NOTE TO
                REGULATION S GLOBAL NOTE DURING RESTRICTED PERIOD

                (Pursuant to Section 4.02(j)(i) of the Indenture)

Wells Fargo Bank Minnesota, National Association,
  as the Indenture Trustee
Sixth and Marquette Avenue, MAC N9311 - 161
Minneapolis, Minnesota  55479
Attention:  Corporate Trust Services/Asset Backed Administration

Re: CapitalSource Commercial Loan Trust Notes, Series 2002 - 2 Class [A], [B], [C] and [D]

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of October 30, 2002 (as amended, modified, waived, supplemented or restated from time to time, the "Agreement"), between CapitalSource Commercial Loan Trust 2002 - 2, as the issuer (together with its successors and assigns in such capacity, the "Issuer"), and Wells Fargo Bank Minnesota, National Association, as the indenture trustee (together with its successors and assigns in such capacity, the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

This letter relates to US $[_______] aggregate current principal amount of Class
__ Notes (the "Notes") which are held in the form of the Rule 144A Global Note (CUSIP No. _________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes for an interest in the Regulation S Global Note (CUSIP No. __________) to be held with [Euroclear] [Clearstream] (Common Code No.____________) through the Depository.

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Agreement and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that:

         (1)      the offer of the Notes was not made to a person in the United
                  States,

         (2) [at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre - arranged with a buyer in the United States],

         (3) the transferee is not a U.S. Person within the meaning of Rule 902(o) of Regulation S nor a Person acting for the account or benefit of a U.S. Person,

         (4) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable,

         (5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and

         (6) upon completion of the transaction, the beneficial interest being transferred as described above will be held with the Depository through [Euroclear] [Clearstream].

This certificate and the statements contained herein are made for your benefit and the benefit of the Trustee, the Issuer and the Placement Agents of the offering of the Notes.

                                     [Insert Name of Transferor]

                                     By: __________________________________
                                     Name: ________________________________
                                     Title: _______________________________

Dated:

                                                                       EXHIBIT F

 FORM OF TRANSFER CERTIFICATE FOR RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL
                          NOTE AFTER RESTRICTED PERIOD

               (Pursuant to Section 4.02(j)(ii) of the Indenture)

Wells Fargo Bank Minnesota, National Association,
  as the Indenture Trustee
Sixth and Marquette Avenue, MAC N9311 - 161
Minneapolis, Minnesota  55479
Attention:  Corporate Trust Services/Asset Backed Administration

Re: CapitalSource Commercial Loan Trust Notes, Series 2002 - 2 Class [A], [B], [C] and [D]

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of October 30, 2002 (as amended, modified, waived, supplemented or restated from time to time, the "Agreement"), between CapitalSource Commercial Loan Trust 2002 - 2, as the issuer (together with its successors and assigns in such capacity, the "Issuer"), and Wells Fargo Bank Minnesota, National Association, as the indenture trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

This letter relates to US $[________] aggregate current principal amount of Class __ Notes (the "Notes") which are held in the form of the Rule 144A Global Note (CUSIP No. ________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes for an interest in the Regulation S Global Note (Common Code No. _____).

In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Agreement and, (i) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

         (1)      the offer of the Notes was not made to a person in the United
                  States;

         (2) [at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre - arranged with a buyer in the United States];

         (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

         (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act,

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Notes that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Trustee, the Issuer and the Placement Agents of the offering of the Notes.

                                     [Insert Name of Transferor]

                                     By: ______________________________
                                     Name: ____________________________
                                     Title: ___________________________

Dated:

                                                                       EXHIBIT G

              FORM OF TRANSFER CERTIFICATE REGULATION S GLOBAL NOTE
                TO RULE 144A GLOBAL NOTE DURING RESTRICTED PERIOD

            (Pursuant to Section 4.02(j)(iii)(3)(i) of the Indenture)

Wells Fargo Bank Minnesota, National Association,
  as the Indenture Trustee
Sixth and Marquette Avenue, MAC N9311-161
Minneapolis, Minnesota  55479
Attention:  Corporate Trust Services/Asset Backed Administration

Re:      CapitalSource Commercial Loan Trust Notes, Series 2002-2
         Class [A], [B], [C] and [D]

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of October 30, 2002 (as amended, modified, waived, supplemented or restated from time to time, the "Agreement"), between CapitalSource Commercial Loan Trust 2002-2, as the issuer (together with its successors and assigns in such capacity, the "Issuer"), and Wells Fargo Bank Minnesota, National Association, as the indenture trustee (together with its successors and assigns in such capacity, the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

This letter relates to US $[________] aggregate current principal amount of Class __ Notes (the "Notes") which are held in the form of the Regulation S Global Note (CUSIP No. _______) with [Euroclear] [Clearstream] (Common Code No.__________) through the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes for an interest in the Regulation 144A Global Note (CUSIP No.____________).

In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with (i) the transfer restrictions set forth in the Agreement and (ii) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any jurisdiction.

This certificate and the statements contained herein are made for your benefit and the benefit of the Trustee, the Issuer and the Placement Agents of the offering of the Notes.

                                     [Insert Name of Transferor]

                                     By: ______________________________
                                     Name: ____________________________
                                     Title: ___________________________

Dated:

                                                                       EXHIBIT H

                  FORM OF TRANSFER CERTIFICATE FOR REGULATION S
                      GLOBAL NOTE DURING RESTRICTED PERIOD

              (Pursuant to Section 4.02(l)(iv)(3) of the Indenture)

Wells Fargo Bank Minnesota, National Association,
  as the Indenture Trustee
Sixth and Marquette Avenue, MAC N9311-161
Minneapolis, Minnesota  55479
Attention:  Corporate Trust Services/Asset Backed Administration

Re:      CapitalSource Commercial Loan Trust Notes, Series 2002-2
         Class [A], [B], [C] and [D]

Ladies and Gentlemen:

This certificate is delivered pursuant to Section 4.02 of the Indenture, dated as of October 30, 2002 (as amended, modified, waived, supplemented or restated from time to time, the "Agreement"), between CapitalSource Commercial Loan Trust 2002-2, as the issuer (together with its successors and assigns in such capacity, the "Issuer"), and Wells Fargo Bank Minnesota, National Association, as the indenture trustee (together with its successors and assigns in such capacity, the "Trustee"), in connection with the transfer by the undersigned (the "Transferor") to _________________ (the "Transferee") of $__________________ current principal amount of Class ___ Notes, in fully registered form (each, an "Individual Note"), or a beneficial interest of such aggregate current principal amount in the Regulation S Global Note (the "Global Note") maintained by The Depository Trust Company or its successor as Depository under the Agreement (such transferred interest, in either form, being the "Transferred Interest").

In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Agreement and the Notes and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

         (1) the offer of the Transferred Interest was not made to a person in the United States;

         (2) [at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];

         (3) the transferee is not a U.S. Person within the meaning of Rule 902(o) of Regulation S nor a person acting for the account or benefit of a U.S. Person, and upon completion of the transaction, the Transferred Interest will be held with the Depository through [Euroclear] [Clearstream];

         (4) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

         (5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that such Notes that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Trustee, the Issuer and the Placement Agents of the offering of the Notes.

                                     [Name of Transferor]

                                     By: ______________________________
                                     Name: ____________________________
                                     Title: ___________________________

Dated:

                                                                       EXHIBIT I

                         FORM OF INVESTOR CERTIFICATION

                                                                           Date:

Wells Fargo Bank Minnesota,
National Association
Sixth Street and Marquette Avenue, MAC N9311-161
Minneapolis, Minnesota  55479
Attention:  Corporate Trust Services-Asset-Backed Administration

Re:      CapitalSource Commercial Loan Trust Notes, Series 2002-2
         Class A, Class B, Class C, Class D and Class E Notes

          In accordance with Section 3.29 of the Indenture, dated as of October 30, 2002 (as amended, modified, waived, supplemented or restated from time to time, the "Agreement"), by and between CapitalSource Commercial Loan Trust 2002-2, as the issuer, and Wells Fargo Bank Minnesota, National Association, as the indenture trustee (together with its successors and assigns in such capacity, the "Indenture Trustee"), with respect to the above-captioned Notes (the "Notes"), the undersigned hereby certifies and agrees as follows:

         1. The undersigned is a beneficial owner of $__________ in principal balance of the Class ___ Notes.

         2. The undersigned is requesting a password pursuant to Section 3.29 of the Agreement for access to certain information (the "Information") on the Indenture Trustee's website.

         3. In consideration of the Indenture Trustee's disclosure to the undersigned of the Information, or the password in connection therewith, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in connection with the related Notes, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Indenture Trustee, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

         4. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Indenture Trustee for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

         5. Capitalized terms used by not defined herein shall have the respective meanings assigned thereto in the Agreement.

         IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereby by its duly authorized officer, as of the day and year written above.

                                     _________________________________

                                     Beneficial Owner

                                     By: ______________________________
                                     Name: ____________________________
                                     Company: _________________________
                                     Phone: ___________________________

                                      I-2